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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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IMPAC MORTGAGE HOLDINGS, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
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 IMPAC MORTGAGE HOLDINGS, INC.
19500 Jamboree Road
Irvine, California 92612

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 17, 2018
9:00 A.M. (Pacific Daylight Time)

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of IMPAC MORTGAGE HOLDINGS, INC. ("IMH," "we," "our," "us," or the "Company"), a Maryland corporation, to be held at 19500 Jamboree Road, Irvine, California 92612 on July 17, 2018, at 9:00 a.m. (Pacific Daylight Time).

The annual meeting of stockholders is being held for the following purposes:

  1.
  To elect a Board of Directors to serve for the ensuing year;

  2.
  To consider and approve an amendment to the Company's 2010 Omnibus Incentive Plan to increase the number of shares of common stock subject to the plan by 300,000 shares;

  3.
  To ratify the appointment of Squar Milner LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2018; and

  4.
  To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Only holders of our common stock of record at the close of business on April 24, 2018 will be entitled to vote and participate at the Meeting and any postponements, adjournments or continuations thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on July 17, 2018. The 2018 Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 2017 are also available at http://www.viewproxy.com/impaccompanies/2018.

In accordance with the rules of the Securities and Exchange Commission, we are sending a Notice of Internet Availability of Proxy Materials to the holders of record and beneficial owners of our capital stock as of the close of business on the record date. The Notice of Internet Availability contains instructions on how to access our materials on the Internet, as well as instructions on obtaining a paper copy of the proxy materials.

You are cordially invited to attend the Meeting. However, if you do not expect to attend or if you plan to attend but desire the proxy holders to vote your shares, please promptly date and sign your proxy card and return it in the enclosed postage paid envelope or you may also instruct the voting of your shares over the Internet or by telephone by following the instructions on your proxy card. Voting by written proxy, over the Internet, or by telephone will not affect your right to vote in person in the event you find it convenient to attend.

By order of the Board of Directors

Ronald M. Morrison, Secretary

Dated: June 1, 2018

 IMPAC MORTGAGE HOLDINGS, INC.
19500 Jamboree Road, Irvine, CA. 92612
(949) 475-3722

PROXY STATEMENT

FOR ANNUAL STOCKHOLDERS MEETING TO BE HELD ON
JULY 17, 2018 AT 9:00 A.M. (PACIFIC DAYLIGHT TIME)

This proxy statement is being furnished by Impac Mortgage Holdings, Inc., a Maryland corporation (the "Company"), in connection with the annual meeting of stockholders to be held on July 17, 2018 at 9:00 a.m. (Pacific Daylight Time) at 19500 Jamboree Road, Irvine, California 92612 (the "Meeting"). We anticipate that the Notice of Internet Availability of Proxy Materials will be sent, and this proxy statement and the form of proxy relating to our Meeting will be made available, to our stockholders commencing on or about June 7, 2018.

The purpose of the Meeting is to seek stockholder approval of the following proposals: (1) electing a Board of Directors to serve for the ensuing year; (2) approving an amendment to the Company's 2010 Omnibus Incentive Plan to increase the number of shares of common stock subject to the plan by 300,000 shares; and (3) ratifying the appointment of Squar Milner LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018.

Notice of Internet Availability of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission ("SEC"), we are providing access to our proxy materials over the Internet. We are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record and our beneficial owners. All stockholders will have the option to access the proxy materials on the website referred to in the Notice of Internet Availability or to request a printed set of the proxy materials. The Notice of Internet Availability will provide you with instructions on how to access the proxy materials over the Internet or to request printed copies of the proxy materials and on how to vote on the proposals.

Solicitation of Proxies

Our Board of Directors is soliciting the enclosed proxy. We will bear the cost of this solicitation of proxies. Solicitations will be made by mail and over the Internet based on our Notice of Internet Availability of Proxy Materials. We may also solicit proxies personally or by telephone. We will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our common stock.

Annual Report

Our annual report to stockholders for the year ended December 31, 2017 will be concurrently provided to each stockholder at the time we send this proxy statement and the enclosed proxy and is not to be considered a part of the proxy-soliciting material.

Stockholders may also request a free copy of our Form 10-K for the year ended December 31, 2017 by writing to Corporate Secretary, Impac Mortgage Holdings, Inc., 19500 Jamboree Road, Irvine, California 92612. Alternatively, stockholders may access our 2017 Form 10-K on the Company's website located at www.impaccompanies.com. We will also furnish any exhibit to our 2017 Form 10-K if specifically requested.

Voting Requirements & Procedures

Your vote is important. If you hold your shares as a record holder, your shares can be voted at the Meeting only if you are present in person at the Meeting or your shares are represented by proxy. Even if you plan to attend the Meeting, we urge you to vote by proxy in advance. You may vote your shares when you view the proxy materials on the Internet following the instructions in the Notice of Internet Availability, or if you request a paper copy of the proxy materials as instructed on the Notice of Internet Availability, by using one of the following three methods:

  (1)    you may vote by mail, by marking your proxy card, and then date, sign and return it in the postage-paid envelope provided;

  (2)    you may direct your vote electronically by accessing the website located at www.cesvote.com and following the on-screen instructions; or

  (3)    you may vote by calling the toll-free number listed on your proxy card.

Please have your Notice of Internet Availability or proxy card in hand when going online or calling. If you instruct the voting of your shares electronically or telephonically, you do not need to return your proxy card.

If you hold your shares beneficially in "street name" through a nominee (such as a bank or stock broker), then the proxy materials are being forwarded to you by the nominee and you may be able to vote by telephone or the Internet as well as by mail based on the instructions you receive from your nominee. You should follow the instructions you receive from your nominee to vote these shares in accordance with the voting instructions you receive from your broker, bank or other nominee. If you are a stockholder who owns shares through a broker and you intend to vote at the Meeting, you must obtain a legal proxy from the bank, broker or other holder of record of your shares to be entitled to vote those shares in person at the Meeting.

Quorum; Voting Rights

Holders of our common stock of record at the close of business on April 24, 2018 (the "Record Date") will be entitled to vote at the Meeting or any adjournment or postponement of the Meeting. There were 20,953,156 shares of common stock, $0.01 par value per share, outstanding as of the Record Date. Each share of our common stock is entitled to one vote and the presence, in person or by proxy, of holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum for the Meeting. Abstentions and broker non-votes will be considered present and entitled to vote for the purpose of determining the presence of a quorum. Stockholders may not cumulate their votes.

Counting of Votes

If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. All properly executed proxies delivered pursuant to this solicitation, and not revoked, will be voted at the Meeting in accordance with the directions given. If you sign and return your proxy card without giving specific voting instructions, your shares will be voted as follows:

  (1)
  FOR the nominees to our Board of Directors;

  (2)
  FOR the approval of an amendment to the Company's 2010 Omnibus Incentive Plan to increase the number of shares of common stock subject to the plan by 300,000 shares; and

  (3)
  FOR the ratification of Squar Milner LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018.

Representatives of our transfer agent will assist us in the tabulation of the votes.

Abstentions and Broker Non-Votes

An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. A broker "non-vote" is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on certain types of proposals that are non-routine matters and has not received instructions from its customer regarding how to vote on a particular proposal. Brokers that hold shares of common stock in "street name" for customers that are the beneficial owners of those shares may generally vote on routine matters. However, brokers generally do not have discretionary voting power (i.e., they cannot vote) on non-routine matters without specific instructions from their customers. Proposals are determined to be routine or non-routine matters based on the rules of the various regional and national exchanges of which the brokerage firm is a member.

Refer to each proposal for a discussion of the effect of abstentions and broker non-votes.

Revocability of Proxy

Any proxy given may be revoked at any time prior to its exercise by notifying the Secretary of Impac Mortgage Holdings, Inc. in writing of such revocation, by duly executing and delivering another proxy bearing a later date (including an Internet or telephone vote), or by attending the Meeting and voting in person.

Interest of Executive Officers and Directors

None of the Company's executive officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting, except to the extent that the executive officers and directors are eligible to receive awards under the 2010 Omnibus Incentive Plan, and, with respect to each director, to the extent that a director is named as a nominee for election to the Board of Directors.

Householding

"Householding" is a program, approved by the SEC, which allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy materials to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be "householding" materials to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, "householding" will not apply to your shares.

Postponement or Adjournment of Meeting

If a quorum is not present or represented, our bylaws permit the stockholders entitled to vote at the Meeting, present in person or represented by proxy, to adjourn the Meeting from time to time to a date not more than 120 days after the original record date without notice other than the announcement at the Meeting.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our directors are elected annually to serve until the next annual meeting of stockholders and thereafter until their successors are elected and qualify. Our charter and bylaws currently provide for a variable number of directors with a range of between one and fifteen members. The size of our Board of Directors is currently set at six and upon the Meeting will be set at five. No proxy may vote for more than five nominees for director. Accordingly, a Board of five directors is to be elected at the Meeting, all of whom have been recommended for nomination by the members of the Governance and Nomination Committee of the Board. Stephan R. Peers, Joseph R. Tomkinson, and James Walsh, all of whom have been directors of the Company since 1995, and Leigh J. Abrams, who has been a director since 2001, were not nominated to stand for re-election. Accordingly, their terms as directors will expire at the Meeting.

Unless otherwise directed by stockholders within the limits set forth in the bylaws, the proxy holders will vote all shares represented by proxies held by them for the election of the maximum number of the following nominees:

  •
  Thomas B. Akin,
  •
  Frank P. Filipps,
  •
  Stewart B. Koenigsberg,
  •
  George A. Mangiaracina, and
  •
  Richard H. Pickup.

Mr. Akin and Mr. Filipps are current members of the Board of Directors. We have been advised that all of the nominees have indicated their availability and willingness to serve if elected. If elected, each such nominee will serve for a term expiring at our annual meeting of stockholders in 2019. You can find information about director nominees below under the section "Board of Directors and Executive Officers."

In the event that any nominee becomes unavailable or unable to serve as a director, prior to the voting, the proxy holders will refrain from voting for the unavailable nominee, will vote for a substitute nominee in the exercise of their best judgment or the Board may determine to reduce the size of the Board.

Vote Required

You may vote in favor of any or all of the nominees or you may also withhold your vote as to any or all of the nominees. In order to elect a nominee, the affirmative vote of a plurality of all of the votes cast at the Meeting is necessary for the election of the nominee for director assuming a quorum is present. "Plurality" means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the meeting. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board of Directors are to be voted on this proposal, such shares will be voted in favor of the nominees. If you hold your shares in "street name" and you do not instruct your broker how to vote in the election of directors a broker non-vote will occur and, no votes will be cast on your behalf. It is therefore critical that you cast your vote if you want it to count in the election of directors. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote although they will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.

 PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO 2010 OMNIBUS INCENTIVE PLAN
TO INCREASE THE SHARES SUBJECT TO THE PLAN BY 300,000 SHARES

On March 27, 2018, our Board of Directors approved an amendment to the Company's 2010 Omnibus Incentive Plan, as amended (the "2010 Plan"), subject to stockholder approval, to increase the number of shares available under the Plan by 300,000 shares. As of May 25, 2018, there were 1,439,772 outstanding shares underlying options and 100,750 deferred stock units, which are counted two times against the share reserve, and the total number of shares of common stock available for future awards under the 2010 Plan was 347,109 shares, which the Board believes is inadequate for the purpose of providing future equity incentives. Set forth below are the outstanding options and related exercise prices:

Outstanding Options	Exercise Price Per Share
16,321	$0.53
74,634	$2.73
8,840	$2.80
177,082	$5.39
30,000	$9.99
35,000	$10.00
123,666	$10.65
272,425	$13.72
141,499	$13.81
2,000	$16.43
265,003	$17.40
285,301	$20.50
8,000	$20.75

The 2010 Plan addresses the development of innovative compensation practices involving several alternative forms of equity-based incentives by permitting the grant of stock appreciation rights, restricted stock units, performance shares and other stock- and cash-based incentive awards. The Board believes the 2010 Plan provides the Company with a flexible and dynamic long-term incentive compensation structure and is in the best interests of the Company. The Purposes of the 2010 Plan is to assist in attracting and retaining highly competent employees, directors and consultants and to act as an incentive to achieve the Company's long-term corporate objectives . This amendment is designed to enhance the flexibility of the Compensation Committee in granting stock options and other awards to our officers, employees, non-employee directors and other key persons and to ensure that the Company can continue to grant stock options and other awards to such persons at levels determined to be appropriate by the Compensation Committee.

In approving the amendment to the 2010 Plan that is the subject of this Proposal No. 2, the Board noted the number of shares currently available under the 2010 Plan, the number of shares available under the 2010 Plan upon its adoption in 2010, and the increase in the number of shares available under the 2010 Plan approved by stockholders in 2013, 2014, 2015, 2016 and 2017. The Company did not engage a consultant to assist in the determination of the proposed increase in the number of shares available under the 2010 Plan in this Proposal No. 2.

Certain material features of the plan are discussed below, however, the description is subject to, and qualified by the full text of the 2010 Plan attached as Appendix A, and is incorporated herein by reference, which includes the proposed amendment to Section 4.01 as underlined. The closing price for our common stock on May 29, 2018, as reported on the NYSE American, was $9.19 per share. If this proposal is approved, we anticipate filing a Form S-8 registration statement with the SEC shortly after the annual meeting to register the additional shares.

Administration

The 2010 Plan is administered by the Compensation Committee, with participation and approval of the Board of Directors. The Committee has the authority to determine, within the limits of the express provisions of the 2010 Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Committee generally has discretion to delegate its authority under the 2010 Plan to another committee of the Board or a subcommittee, or to such other party or parties, including officers of the Company, as the Committee deems appropriate. In addition, the Board of Directors may exercise any of the powers and authority of the Committee.

Types of Awards

Awards under the 2010 Plan may include incentive stock options, nonqualified stock options, stock appreciation rights ("SARs"), restricted shares of common stock, restricted stock units, performance share or unit awards, other stock-based awards and cash-based incentive awards.

Stock Options.    The Committee may grant to a participant options to purchase Company common stock that qualify as incentive stock options ("incentive stock options") for purposes of Section 422 of the Internal Revenue Code (the "Code"), options that do not qualify as incentive stock options ("non-qualified stock options") or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Committee.

The exercise price for stock options are determined by the Committee in its discretion, but may not be less than 100% of the fair market value of one share of the Company's common stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted.

Stock options must be exercised within a period fixed by the Committee that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise period may not exceed five years. The 2010 Plan provides for earlier termination of stock options upon the participant's termination of service, unless extended by the Committee, but in no event may the options be exercised after the scheduled expiration date of the options.

At the Committee's discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of the Company's common stock held by the participant or in any other form of consideration acceptable to the Committee (including one or more forms of "cashless" or "net" exercise). The holder is responsible for the payment and withholdings of any federal, state, or local taxes that may arise in connection with the exercise of stock options.

Stock Appreciation Rights.    The Committee may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised.

The exercise price for a SAR will be determined by the Committee in its discretion, but may not be less than 100% of the fair market value of one share of the Company's common stock on the date when the SAR is granted. Upon exercise of a SAR, payment may be made in cash, shares of the Company's common stock held by the participant or in any other form of consideration acceptable to the Committee (including one or more forms of "cashless" exercise). SARs must be exercised within a period fixed by the Committee that may not exceed ten years from the date of grant.

Restricted Shares and Restricted Units.    The Committee may award to a participant shares of common stock subject to specified restrictions ("restricted shares"). Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period.

The Committee also may award to a participant units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives ("restricted units"). The terms and conditions of restricted share and restricted unit awards are determined by the Committee.

For participants who are subject to Section 162(m) of the Code, as further described under "Tax Deductibility of Certain Performance-Based Awards Under the 2010 Plan" and prior to its amendment by the Tax Cuts and Jobs Act of 2017, to the extent that such requirements may continue to apply to the deduction of performance-based compensation under California tax laws that refer to Section 162(m) of the Code prior to its amendment, the performance targets described in the preceding two paragraphs may be established by the Committee, in its discretion, based on one or more of the following measures (the "Performance Goals"):

  •
  operating income
  •
  operating profit (earnings from continuing operations before interest and taxes)
  •
  earnings per share
  •
  return on investment or working capital
  •
  return on stockholders' equity
  •
  economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital)
  •
  Adjusted Net Earnings (as defined below)
  •
  Net earnings (loss) attributable to common stockholders
  •
  stock price

"Adjusted Net Earnings" means net earnings (loss) attributable to common stockholders as reported in the Company's periodic reports filed with the Securities and Exchange Commission, provided that such amount shall be adjusted by reversing the following, to the extent such adjustments were made in calculating such net earnings (loss) attributable to common stockholders:

  (a)
  any accrual already made with respect to the annual bonus, special bonus, or incentive bonus applicable to such person;
  (b)
  any adjustment relating to change in fair value of net trust assets;
  (c)
  any adjustment relating to change in fair value of long-term debt;
  (d)
  any adjustment relating to noncash level yield long-term debt;
  (e)
  any charge relating to amortization of deferred charges; and
  (f)
  any adjustment relating to the following items within earnings of discontinued operations: (1) lower of cost or market and (2) repurchase liability provision.

The Performance Goals may be measured with respect to the Company or any one or more of its subsidiaries, divisions, units or affiliates, either in absolute terms or as compared to another company or companies, or an index established or designated by the Committee. The above terms generally have the same meaning as in the Company's financial statements, or if the terms are not used in the Company's financial statements, as applied pursuant to generally accepted accounting principles, or as used in the industry, as applicable.

Since the adoption of the 2010 Plan, the Committee has not granted any awards based upon such Performance Goals.

Performance Awards.    The Committee may grant performance awards to participants under such terms and conditions as the Committee deems appropriate. A performance award entitles a participant to receive a payment from the Company, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the Committee.

Award periods will be established at the discretion of the Committee. The performance targets will also be determined by the Committee. With respect to Section 162(m) of the Code, prior to its amendment by the Tax Cuts and Jobs Act of 2017, to the extent that such requirements may continue to apply to the deduction of performance-based compensation under California tax laws that refer to Section 162(m) of the Code prior to its amendment, the applicable performance targets will be established, in the Committee's discretion, based on one or more of the Performance Goals described under the section titled "Restricted Shares and Restricted Units." To the extent that a participant is not subject to Section 162(m) of the Code, when circumstances occur that cause predetermined performance targets to be an inappropriate measure of achievement, the Committee, at its discretion, may adjust the performance targets or the amount or value of the performance award.

Other Stock-Based Awards.    The Committee may grant equity-based or equity-related awards, referred to as "other stock-based awards," other than options, SARs, restricted shares, restricted units, or performance awards. The terms and conditions of each other stock-based award will be determined by the Committee. Payment under any other stock-based awards will be made in common stock or cash, as determined by the Committee.

Cash-Based Incentive Awards.    The Committee may grant cash-based incentive compensation awards, which would include performance-based annual cash incentive compensation to be paid to covered employees subject to Section 162(m) of the Code prior to its amendment by the Tax Cuts and Jobs Act of 2017, to the extent that such requirements may continue to apply to the deduction of performance-based compensation under California tax laws that refer to Section 162(m) of the Code prior to its amendment, the applicable performance targets will be established. The terms and conditions of each cash-based award will be determined by the Committee, provided that for performance-based cash awards granted to covered executives, subject rules permitting deduction of performance-based compensation. The targets must consist only of one or more of the Performance Goals discussed under the section titled "Restricted Shares and Restricted Units" above and the Committee cannot elect to pay more than the incentive amount indicated by the level of attainment of the performance target. The Committee does have the flexibility, based on its business judgment, to reduce this amount.

The cash incentive compensation feature of the 2010 Plan does not preclude the Board or the Committee from approving other incentive compensation arrangements for covered employees.

Dividend Equivalents.    The Committee may provide for the payment of dividends or dividend equivalents with respect to any shares of common stock subject to an award under the 2010 Plan.

Eligibility and Limitation on Awards

The Committee may grant awards to any employee, director, consultant or other person providing services to the Company or its affiliates. It is presently contemplated that approximately 615 persons will be eligible to receive awards.

The maximum awards that can be granted under the 2010 Plan to a single participant in any calendar year is an aggregate number of 450,000 shares of common stock, whether in the form of options, SARs, restricted shares, restricted units, performance unit or share awards and other stock-based awards, and $5,000,000 in the form of cash-based incentive awards. These amount limitations are solely for purposes of compliance with Section 162(m) of the Code prior to its amendment by the Tax Cuts and Jobs Act of 2017, to the extent that such requirements may continue to apply to the deduction of performance-based compensation under California tax laws that refer to Section 162(m) of the Code prior to its amendment, as further discussed below under "Federal Income Tax Consequences" and are not indicative of the award amounts that would be granted to any participant.

Future Awards under the 2010 Plan

Because future awards under the 2010 Plan are within the discretion of the Compensation Committee, the Company cannot determine the type, dollar value, number, participant, or other terms that will in the future be received by or allocated to any participant in the 2010 Plan. Information regarding our recent practices with respect to stock-based compensation is presented in "Board of Directors and Executive Officers" and "Executive Compensation" including the "Summary Compensation Table" and these related tables: "Option Grants During 2017," "Outstanding Equity Awards at December 31, 2017," and in "Compensation of Board Members" and elsewhere in this Proxy Statement, and in our financial statements for the fiscal year ended December 31, 2017 in the Annual Report that accompanies this Proxy Statement.

While the Company does not have a specific intention for the use of the currently reserved or additional proposed shares of common stock available for grants under the 2010 Plan, the Compensation Committee in its discretion, and consistent with the Company's overall compensation program as described in the Proxy Statement, from time to time makes awards to employees, directors, consultants and other persons providing services to the Company and its affiliates, and the Board has considered the past grants of awards in adopting the proposed increase. In 2015, 2016 and 2017 the Company made option awards representing a total of 405,800, 342,000 and 388,450 shares, respectively, and DSU awards representing a total of approximately 5,000, 5,000 and 15,000 shares, respectively. The average rate at which shares were granted over the past three years as a percentage of average shares outstanding in those same years was 2.7%. On that basis, the total number of shares available for grant following the proposed increase is consistent with prior years' practices and would meet the Company's needs for approximately one year.

Shares Subject to the 2010 Plan

The Board of Directors has reviewed the shares currently available under the 2010 Plan and has determined that it is appropriate to increase the maximum number of shares authorized for issuance under the 2010 Plan. As of May 25, 2018, the awards granted and the shares reserved under the 2010 Plan are as follows:

  •
  1,439,772 shares underlying outstanding options, which amount consists of (i) 1,439,772 options that were granted under the 2010 Plan, and (ii) 16,321 options that were outstanding under prior plans and assumed by the 2010 Plan upon its effectiveness (the "Assumed Options"); to the extent any of the Assumed Options are forfeited or canceled, shares of common stock underlying those options will not be available for new grants under the 2010 Plan;

  •
  100,750 shares of deferred stock units were outstanding under the 2010 Plan, which amount represents 201,500 shares charged against the number of shares available for the grant of awards under the 2010 Plan; shares of common stock awarded as restricted shares, restricted units, performance awards or other stock-based awards will be charged as two shares against the number of shares of common stock available for the grant of awards under the 2010 Plan; and

  •
  347,109 shares reserved for issuance under the 2010 Plan.

As of May 25, 2018, the total number of shares of common stock available for awards under the 2010 Plan is 347,109, which the Board believes is inadequate for the purpose of providing future equity incentives. The Board has determined that increasing the amount of shares of common stock issuable under the 2010 Plan is necessary in order to be able to grant additional equity awards to continue to attract, retain and motivate key employees. As a result, the Board is asking the stockholders to approve the amendment to the 2010 Plan to increase the number of shares available under the 2010 Plan by 300,000 shares.

With respect to awards made under the 2010 Plan (excluding Assumed Options), shares of common stock underlying awards that are forfeited or canceled (as a result, for example, of the lapse of an option or a forfeiture of restricted stock) will be available for additional grants under the 2010 Plan. Shares to be issued or purchased under the 2010 Plan will be authorized but unissued shares of common stock.

Anti-Dilution Protection

In the event of any corporate event or transaction that results in a change in the capital structure of the Company, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Committee is empowered to make such equitable adjustments with respect to awards or any provisions of the 2010 Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the maximum number of shares of common stock subject to the 2010 Plan, the number of shares of common stock subject to and the exercise price of an outstanding award, or the maximum number of shares that may be subject to one or more awards granted to any one recipient during a calendar year.

Dilution Analysis

As of May 25, 2018, the Company had 20,953,156 outstanding shares of common stock. If the 300,000 share increase in the number of shares available for issuance under the 2010 Plan is approved by stockholders as requested, approximately 647,109 shares will be available for issuance under the 2010 Plan. The requested increase represents approximately 1.4% of the issued and outstanding shares of the Company. The total number of shares available for future issuance under the 2010 Plan and the total amount available including shares underlying outstanding awards would be approximately 3.1% and 10.4%, respectively, of the issued and outstanding shares of the Company.

The percentage of the issued and outstanding shares of the Company that will be available for award grants under the 2010 Plan following the proposed increase is consistent with the corresponding percentages at the time of the initial approval of the 2010 Plan and its amendments in 2013 through 2017. Stockholders initially approved the 2010 Plan in July 2010, authorizing 450,000 shares, representing approximately 5.8% of the then issued and outstanding shares of the Company.

The table below provides certain information for the years indicated about the reserved shares under the 2010 Plan prior to and after the shares amount increases by the shareholders:

			Reserved Shares Available AFTER Increase
	Amount of Increase of Reserved Shares Approved by Shareholders
Year		Number of Reserved Shares PRIOR to Increase	Number of Shares	Percentage of then- outstanding shares	Plus shares underlying outstanding awards: Percentage of then- outstanding shares(1)
2013	300,000	21,033	321,033	3.7%	11.1%
2014	300,000	113,579	413,579	4.4%	13.1%
2015	300,000	96,834	396,834	3.9%	13.4%
2016	300,000	88,214	388,214	3.1%	12.5%
2017	500,000	41,963	541,963	2.6%	9.5%

(1)
Amount includes actual shares underlying deferred stock units as opposed to the number of shares charged against the number of shares available for grant under the 2010 Plan.

The inclusion of this information in this Proxy Statement should not be regarded as an indication that the assumptions used to determine the number of shares will be predictive of actual future equity grants. These assumptions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics with respect to certain equity-based awards, the extent of option exercise activity, and others described in our Form 10-K for the year ended December 31, 2017.

Amendment and Termination

The Board of Directors may at any time amend or terminate the 2010 Plan, provided that the Board may not, without the approval of the Company's shareholders, make any amendment that requires shareholder approval under the Code or under any other applicable law or rule of any stock exchange or listing service that lists the Company's stock. Additionally, no such action may be taken that adversely affects any rights or obligations with respect to any awards theretofore made under the 2010 Plan without the consent of the recipient. No awards may be made under the 2010 Plan after the tenth anniversary of its effective date.

Federal Income Tax Consequences

The federal income tax consequences of the issuance and exercise of awards under the 2010 Plan are as described below. The following information is only a summary of the tax consequences of the awards, and participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership or exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options.    A participant who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the incentive stock option. If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the exercise of the option (the required statutory "holding period"), (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) the

Company will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) the gain on the sale. Also in that case, the Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.

The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder's income for alternative minimum tax purposes.

Nonqualified Stock Options.    A participant who is granted a nonqualified stock option under the 2010 Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares.

The Company generally will be entitled to a tax deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the option price and the amount previously recognized by the participant as ordinary income.

Stock Appreciation Rights.    A participant who is granted stock appreciation rights will normally not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, (a) the participant will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of the Company's common stock from the date of grant of the SAR to the date of exercise); and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant.

Restricted Shares.    A participant will not be taxed at the date of an award of restricted shares but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant within 30 days after transfer of such restricted shares to the participant elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer. The Company normally will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

Restricted Units.    A participant will normally not recognize taxable income upon an award of restricted units, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and the Company normally will be entitled to a deduction in the same amount.

Performance Awards, Other Stock-Based Awards and Cash-Based Awards.    Normally, a participant will not recognize taxable income upon the grant of performance awards, other stock-based awards and cash-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. The Company normally will then be entitled to a deduction in the same amount.

Tax Deductibility of Certain Performance-Based Awards Under the 2010 Plan.    Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any "covered employee" in excess of $1 million. For purposes of Section 162(m), the term "covered employee" includes the Company's chief executive officer and the three other most highly compensated executive officers (other than the Company's principal financial officer) who are required to be disclosed in the Company's proxy statement as "named executive officers" based on the amounts of their total compensation. Prior to 2018, certain "performance-based compensation" was exempt from this $1 million limitation on deductibility if, among other conditions, the plan had been approved by shareholders. This exemption from the limitation has been removed from Section 162(m) of the Code and is no longer applicable for federal income tax deductibility purposes. However, the California Revenue and Taxation Code has not yet been conformed to this recent change to the Internal Revenue Code eliminating the exemption from this limitation for performance-based compensation. We believe that options and stock appreciation rights granted under the 2010 Plan and restricted stock, restricted stock units, and other stock-based awards that vest based on such performance criteria should be considered to be performance-based for this purpose. Consequently (absent changes to California's tax laws), deduction of such performance-based compensation would not be limited for California tax deduction purposes by the California tax law corresponding to Section 162(m) of the Internal Revenue Code. The Compensation Committee, in its discretion, may grant awards under the 2018 Plan to executive officers that do not qualify as "performance-based compensation." Additionally, there can be no assurance that any awards under the Plan that are intended to qualify as performance-based compensation will so qualify.

Effective Date

The 2010 Plan initially became effective on July 20, 2010.

Vote Required

You may vote in favor of or against this proposal or you may abstain from voting. Approval of the amendment to the 2010 Plan will require the affirmative vote of a majority of the votes cast in person or represented by proxy at the Meeting, assuming the presence of a quorum. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board of Directors are to be voted on this proposal, such shares will be voted in favor of the approval of the 2010 Plan. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum. If the stockholders do not approve the amendment to the 2010 Plan, the increase in shares under the 2010 Plan will not be implemented, but the Company reserves the right to adopt such other compensation plans and programs as it deems appropriate and in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
APPROVAL OF THE AMENDMENT TO THE 2010 PLAN

 PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended the reappointment of Squar Milner LLP ("Squar Milner") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018. Squar Milner became our auditors in 2008. The Company anticipates, and has experienced, costs savings in connection with its engagement of Squar Milner compared to previous auditor engagements. The stockholders are being requested to ratify the reappointment of Squar Milner at the Annual Meeting. If the selection is not ratified, it is contemplated that the appointment of Squar Milner for 2018 may be permitted to stand in view of the difficulty and the expense involved in changing independent auditors on short notice, unless the Audit Committee finds other compelling reasons for making a change. Even if the selection is ratified, the Audit Committee and the Board of Directors may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders. The Company anticipates that a representative of Squar Milner will attend the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate stockholder questions.

Vote Required

You may vote in favor of or against this proposal or you may abstain from voting. The affirmative vote of a majority of all votes cast at the Meeting at which a quorum is present is required to ratify the appointment of Squar Milner as the Company's independent registered public accounting firm. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board of Directors are to be voted on this proposal, such shares will be voted in favor of the appointment of Squar Milner as the Company's independent registered public accounting firm.

Abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Brokers and other nominees that do not receive instructions are generally entitled to vote on the ratification of the appointment of our independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY
THE REAPPOINTMENT OF SQUAR MILNER LLP.

Principal Accountant Fees and Services

During the year ended December 31, 2017, Squar Milner LLP served as our independent registered public accounting firm and provided certain tax and other services. The following table sets forth the aggregate fees billed to us by Squar Milner LLP for the years ended December 31, 2017 and 2016.

	For the Year Ended December 31,
	2017	2016
Audit fees	$988,200	$1,015,200
Audit-related fees (1)	54,000	102,600
Tax fees (2)	60,735	43,916
All other fees (3)	—	—

Total	$1,102,935	$1,161,716

(1)
Audit-related fees include fees for an examination under section 1122 of Regulation AB for loan servicing, a separate examination of certain requirements of our master servicing policies and procedures, and registration and offering of securities.
(2)
Tax fees relate to tax planning and consultation services.
(3)
All other fees relate to non-tax related advisory and consulting services.

Pre-Approval Policies and Procedures for Audit and Non-Audit Services

The Audit Committee pre-approves all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members of the Audit Committee when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. In pre-approving the services in 2017 and 2016 under audit related fees, tax fees or all other fees, the Audit Committee did not rely on the de minimis exception to the SEC pre-approval requirements.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of our Board of Directors is responsible for providing independent, objective oversight of our accounting functions and internal control over financial reporting. The Audit Committee is currently comprised of four directors. The Audit Committee operates under a written audit committee charter, which was amended and restated by the Board of Directors on February 7, 2012.

Management is responsible for our internal control over financial reporting and financial reporting process. Squar Milner LLP, or Squar Milner, the independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements, as well as the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue separate reports thereon. The Audit Committee's responsibility is to monitor and oversee these management processes and related independent audits.

In connection with these responsibilities, the Audit Committee met with management and Squar Milner to review and discuss the December 31, 2017 financial statements. The Audit Committee also discussed with Squar Milner the matters required by Auditing Standard No. 16 (Communications with Audit Committees) as may be modified or supplemented.

In addition, the Audit Committee also received written disclosures and the letter from Squar Milner required by applicable requirements of the Public Company Accounting Oversight Board regarding Squar Milner's communications with the Audit Committee concerning independence, and has discussed with Squar Milner their independence from the Company.

Based on the Audit Committee's discussions with management, review of Squar Milner's letter and discussions with Squar Milner, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

Audit Committee
Frank P. Filipps Leigh J. Abrams (Term expires at Meeting) Stephan R. Peers (Term expires at Meeting) James Walsh (Term expires at Meeting)

 BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Information Concerning Director Nominees

The persons listed below have been nominated for election to the Company's Board of Directors. Stephan R. Peers, Joseph R. Tomkinson, and James Walsh, all of whom have been directors of the Company since 1995, and Leigh J. Abrams, who has been a director since 2001, were not nominated to stand for re-election. Accordingly, theirs terms as directors will expire at the Meeting. Thomas B. Akin and Frank P. Filipps are current members of the Board of Directors.

Unless otherwise directed by stockholders within the limits set forth in the bylaws, the proxy holders will vote all shares represented by proxies held by them for the election of the maximum number of the following nominees:

NAME	AGE	POSITION
Thomas B. Akin	66	Director
Frank P. Filipps	70	Director
Stewart B. Koenigsberg	58	Director Nominee
George A. Mangiaracina	53	President and Director Nominee
Richard H. Pickup	84	Director Nominee

Thomas B. Akin was appointed as a director of IMH on May 23, 2017. He is currently the managing general partner of Talkot Capital LLC, a position he has held since 1996. Talkot Capital is the general partner for various limited partnerships (including the Talkot Fund, L.P.) investing in both private and public companies. From February 2008 to 2014, Mr. Akin served as the Chief Executive Officer of Dynex Capital, Inc. (NYSE: DX) and was a director from May 2003, serving as chairperson since 2005, until May 2017. From 1991 to 1994, Mr. Akin was the managing director of the Western United States for Merrill Lynch Institutional Services and was the Regional Director of the San Francisco and Los Angeles regions for Merrill Lynch Institutional Services from 1981 to 1991. Prior to Merrill Lynch, Mr. Akin had been with Salomon Brothers from 1978 to 1981. Mr. Akin currently serves on the board of directors for Mobivity Holdings Corp. (OTC: MFON). Mr. Akin holds a Master of Business Administration from the Anderson School at the University of California Los Angeles (UCLA) and a Bachelor of Science in Marine Biology from the University of California at Santa Cruz. The Company believes that Mr. Akin's previous positions as an executive officer and director at several large financial institutions, his position as managing member at Talkot Capital and the resulting experience and expertise in investing in the financial and investment industries gives him the qualifications and skills to serve as a director.

Frank P. Filipps has been a Director of IMH since August 1995. From April 2005 to July 2008, Mr. Filipps was Chairman and Chief Executive Officer of Clayton Holdings, Inc., a mortgage services company. From June 1999 to April 2005, Mr. Filipps was Chairman and Chief Executive Officer of Radian Group, Inc. (NYSE: RDN) and its principal subsidiary, Radian Guaranty, Inc., which were formed through a merger of Amerin and Commonwealth Mortgage Assurance Company. Since February 2013, Mr. Filipps has served as a director of Orchid Island Capital (NYSE: ORC), a specialty finance company that invests in residential mortgage-backed securities, and since 2014, he has served as a director of Sutherland Asset Management (NYSE: SLD). Mr. Filipps was previously, from September 2004 to December 2014, a director of Primus Guaranty, Ltd. (NYSE: PRS), a holding company primarily engaged in selling credit protection against investment grade credit obligations of corporate and sovereign entities, and, from December 2010 to December 2014, a director of Fortegra Financial Corp (NYSE: FRF), an insurance services company. Mr. Filipps received a B.A. in Economics in 1969 from Rutgers University and a Master's degree in Corporate Finance and International Business in 1972 from New

York University. The Company believes that Mr. Filipps's financial and business expertise, including a diversified background of managing companies and his past senior executive positions and operating experience with real estate-related and mortgage services companies, give him the qualifications and skills to serve as a director.

Stewart B. Koenigsberg has been a senior advisor to Kimberlite Advisors, a NYC investment banking firm since March 2017, and an advisor with Impala Partners, a boutique private equity firm, since July 2015. Since 1989, he served in various positions at GE, last serving as President and CEO of GE Capital Markets where he managed all capital markets activities for GE Capital worldwide and from which he retired in June 2015. At the time, GE Capital was one of the world's largest financial institutions. Mr. Koenigsberg was named a GE Company Officer in 2006. In his previous positions at GE, he was Chief Financial Officer for GE Real Estate, one of the world's largest real estate lending and investing businesses. Other roles at GE Capital included Head of Financial Planning and Strategic Planning, Chief Investment Officer for GE's Mortgage business, Chief Financial Officer for GE Capital Lending and Leasing businesses, and Head of GE Mortgage's conduit and capital markets activities. Mr. Koenigsberg also managed GE Mortgage's $100+ billion residential mortgage servicing portfolio and hedging activities. Before joining GE in 1989, Mr. Koenigsberg was a Senior Manager with Arthur Andersen & Co., where he served clients in mortgage banking, and other financial services. Mr. Koenigsberg has previously served on a number of boards of directors. He has extensive experience with SEC regulations, financial operations and the securities industry. Mr. Koenigsberg earned his B.S. in Accounting and Economics from the City University of New York, Brooklyn College, he is a CPA, and has held several securities industry licenses. The Company believes that Mr. Koenigsberg's financial and business expertise, including his past senior executive positions and operating experience with large, complex organizations, gives him the qualifications and skills to serve as a director

George A. Mangiaracina was appointed President of the Company in March 2018. Prior to his appointment, Mr. Mangiaracina had been an Executive Vice President and Managing Director of IMH since January 2015, reporting directly to the CEO and playing a key role in the 2015 acquisition, integration and on-going management of IMH's CashCall Mortgage platform. He serves on the IMH Executive, Risk and Capital Markets Committees and has assisted in capital raise activities, strategic initiatives and relationship management of IMH's capital markets counterparties. . At the time in which Mr. Tomkinson steps down as CEO as of July 31, 2018, the Board of Directors anticipates appointing Mr. Mangiaracina as Chief Executive Officer. Prior to joining IMH, Mr. Mangiaracina spent over 20 years in the securities and mortgage banking industries. From 1992 to 2008 and from 2009 to December 2013, he served as a Managing Director of UBS and Deutsche Bank, respectively. While at UBS, Mr. Mangiaracina was responsible for the proprietary trading and financing of a portfolio of residential whole loans and he structured warehouse and term facilities across an array of asset classes; including aircraft, auto, franchise receivables and manufactured housing. While at Deutsche Bank, Mr. Mangiaracina successfully liquidated a whole loan legacy portfolio, managing related risk and counterparty exposures. During 2014, he advised financial institutions regarding treasury and capital markets activities and structuring. Prior to 1992, Mr. Mangiaracina was a Manager with Arthur Andersen & Co. and he practiced as a Certified Public Accountant in the State of New York. Mr. Mangiaracina earned his Bachelor of Science in Accounting and Finance from Fordham University, College of Business Administration. The Company believes that Mr. Mangiaracina's financial and business experience, including his past senior executive positions and operating experience with real estate and finance companies, give him the qualifications and skills to serve as a director.

Richard H. Pickup has been a director of various public and private organizations over the past 30 years. Mr. Pickup is one of the largest holders of the Company's common stock. He received his Bachelor of Arts degree in Finance and Economics from Whittier College in 1955. From 1960 until the present, he has been an analyst/manager of an investment portfolio of assets for his family, including

RHP Trust and Gamebusters, Inc. Over the past 50 years he has been a major stockholder in various companies and for the past 20 years has been an owner/operator of high profile hotels and resorts. Mr. Pickup dedicates a great deal of his time on philanthropic work through time and donations. We believe that Mr. Pickup's extensive experience and knowledge as an investor in many companies, as well as his experience as one of the Company's largest long-term shareholders, gives him the qualifications and skills to serve as a director.

Executive Officers

The following table provides certain information regarding the executive officers of IMH, but who do not and are not nominated to serve as directors of IMH:

NAME	AGE	POSITION
Joseph R. Tomkinson	70	Chairman of the Board and Chief Executive Officer
Brian Kuelbs	54	Executive Vice President and Chief Financial Officer
Rian Furey	41	Chief Operating Officer, President, Direct Lending
Ronald M. Morrison	67	General Counsel, Executive Vice President and Secretary

Information about George A. Mangiaracina, our President, is set forth above under "Information Concerning Director Nominees."

Joseph R. Tomkinson has been Chairman of the Board since April 1998 and Chief Executive Officer and a Director of the Company since its formation in August 1995. Mr. Tomkinson was also an officer and director of a real estate investment trust investing in commercial mortgage assets and a specialty finance company until its sale. Mr. Tomkinson brings over 35 years of combined experience in real estate, real estate financing and mortgage banking. Mr. Tomkinson's term as a director will expire at the Meeting and he will be resigning as Chief Executive Officer as of July 31, 2018.

Brian Kuelbs was appointed Executive Vice President and Chief Financial Officer of the Company on May 21, 2018. From August 2015 to December 2017, Mr. Kuelbs was Executive Vice President and Chief Investment Officer of Banc of California, Inc. Prior to that, from January 2014 to July 2015, Mr. Kuelbs served as Executive Managing Director, Chief Financial Officer and Head of Capital Markets for Home Point Financial Corporation, where he led acquisition due diligence, transaction structuring and pricing, post-settlement integration, and business strategy. Mr. Kuelbs has held various senior management positions throughout his more than 25 years in capital management including: Chief Investment Officer and Chief Financial Officer of Aurora Bank FSB; Managing Director of Capital Markets at Countrywide Financial; Executive Vice President and Chief Financial Officer of GMAC Bank; and Founder, Chief Executive Officer and President of GMAC Mortgage Asset Management Inc. and Core Cap, Inc. Mr. Kuelbs has focused on enterprise risk modeling, institutional investor business development, and transaction execution in addition to having launched start-up financial services companies, and managed scale and complex organizations. Mr. Kuelbs received his Masters with honors from the University of Notre Dame and his Bachelors with a focus on Mathematics, Quantitative Analysis and Finance from the University of Wisconsin.

Rian Furey was appointed as Chief Operating Officer in March 2018. Mr. Furey has been President of Direct Lending for IMH since December 2017 and has 20 years of experience in mortgage and financial services. From July 2014 to December 2017, Mr. Furey was Chief Operating Officer of Retail Direct Lending and Chief Administrative Officer for loanDepot, a leading technology-enabled mortgage and consumer lender with nationwide operations based in Orange County, Ca. From February 2013 to June 2014, he served as Chief Operating Officer of Greenlight Loans, which was acquired and became a subsidiary of Nationstar Mortgage Holdings, Inc. From September 2003 to February 2013, Mr. Furey was Senior Vice President of Secondary Marketing and Chief Operating Officer for the consumer mortgage division of LendingTree and Vice President of Capital Markets following its acquisition by Discover Financial Services. Mr. Furey received a B.B.A. in Finance in 1998 from the University of Portland and is recognized as a Certified Mortgage Banker by the Mortgage Bankers Association.

Ronald M. Morrison became General Counsel in July 1998 and was promoted to Executive Vice President in August 2001. In July 1998 he was also elected Secretary of IMH and in August 1998 he was elected Secretary of our mortgage operations and our warehouse lending operations. Mr. Morrison received his B.A. in History in 1973 from the University of California Los Angeles and his Juris Doctor in 1976 from Pepperdine University.

Family Relationships

There are no family relationships between any of the directors or executive officers of IMH.

Corporate Governance and Board Matters

Vacancies

All directors are elected at each annual meeting of stockholders for a term of one year and hold office until their successors are elected and qualify. Any vacancy on the Board of Directors for any cause, other than an increase in the number of directors, may be filled by a majority vote of the remaining directors, although such majority is less than a quorum. Replacements for vacancies occurring among the unaffiliated directors will be elected by a majority vote of the remaining directors, including a majority of the unaffiliated directors. Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board of Directors.

Board Member Independence

We are listed on the NYSE American and accordingly, we have applied the listing standards of the NYSE American in determining the "independence" of the members of our Board of Directors. Based on the listing standards of the NYSE American and after reviewing the relationships with members of our Board, our Board of Directors has determined, with the assistance of the Governance and Nomination Committee, that James Walsh, Frank P. Filipps, Stephan R. Peers, Leigh J. Abrams and Thomas B. Akin as independent members of the Board of Directors. With regards to the new director-nominees, it was determined that Stewart B. Koenigsberg and Richard H. Pickup qualify as independent directors. The Governance and Nomination Committee reviews with the Board at least annually the qualifications of new and existing Board members, considering the level of independence of individual members, together with such other factors as the Board may deem appropriate, including overall skills and experience. The Governance and Nomination Committee also evaluates the composition of the Board as a whole and each of its committees to ensure the Company's on-going compliance with the independence standards of the NYSE American.

Attendance at Board and Committee Meetings

Our Board of Directors met 14 times during 2017. Except for Mr. Akin who became a director in May 2017, each director attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by those committees of the Board of Directors on which such director served.

We encourage all directors to attend the annual meeting of stockholders. In 2017, all of our directors attended the annual meeting of stockholders.

Committees and Corporate Governance

The current standing committees of our Board of Directors are the Audit Committee, the Compensation Committee, and the Corporate Governance and Nomination Committee. Each of these committees has a written charter approved by our Board of Directors. The members of the committees and a description of the principal responsibilities of each committee are described below.

Our Board of Directors has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines include items such as criteria for director qualifications, director responsibilities, committees of the Board, director access to officers and employees, director compensation, evaluation of the CEO, annual performance evaluation and management succession. The Board of Directors has chosen not to impose term limits or mandatory retirement age with regard to service on the Board in the belief that continuity of service and the past contributions of the Board members who have developed an in-depth understanding of the Company and its business over time bring a seasoned approach to IMH's governance. Each director is to act on a good faith basis and informed business judgment in a manner such director reasonably believes to be in the best interest of the Company.

A copy of each committee charter and our Corporate Governance Guidelines can be found on our website at www.impaccompanies.com by clicking "Investor—Corporate Governance—Governance Documents," and is available in print upon request to the Secretary of Impac Mortgage Holdings, Inc., 19500 Jamboree Road, Irvine, California 92612.

The Audit Committee

The Audit Committee of the Board of Directors consists of four directors, all of whom are independent pursuant to the Director Independence Standards of the NYSE American and other SEC rules and regulations applicable to audit committees. The following directors are currently members of the Audit Committee: Frank P. Filipps, who serves as the chairman, and Leigh J. Abrams, Stephan R. Peers and James Walsh, whose terms as directors will expire at the Meeting. The Board of Directors has determined that Frank P. Filipps qualifies as an audit committee financial expert, as such term is defined by Item 407(d)(5)(ii) of Regulation S-K of the Securities Exchange Act of 1934, as amended. During 2017, the Audit Committee met 12 times.

The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibility relating to: (i) the integrity of the Company's financial statements and financial reporting process and its system of internal accounting and financial controls, (ii) the performance of the independent auditors, which would include an evaluation of the independent auditor's qualifications and independence, (iii) the Company's compliance with legal and regulatory requirements, including disclosure controls and procedures, and (iv) the preparation of an Audit Committee report to be included in the Company's annual proxy statement. The Audit Committee is authorized to retain independent legal, accounting or other advisors.

The Compensation Committee

The Compensation Committee is responsible for (1) recommending to our Board of Directors the cash and non-cash compensation of our executive officers as defined in the rules promulgated under Section 16 of the Exchange Act, (2) evaluating the performance of our executive officers, (3) recommending to our Board of Directors the cash and non-cash compensation policies for our non-employee directors, (4) making recommendations to our Board of Directors with respect to incentive compensation and equity-based plans that are subject to Board approval, (5) recommending to the Board of Directors on whether the compensation discussion and analysis should be included in the proxy or Form 10-K, and (6) assisting our Board of Directors in evaluating potential candidates for executive officer positions with the Company. The Committee may consult with the Chief Executive Officer in determining the executive compensation for any executive officer other than the Chief Executive Officer. The Compensation Committee is authorized to retain or to obtain the advice of independent counsel or other advisors. The Compensation Committee consists of Thomas B. Akin (Chairman), and James Walsh, Leigh J. Abrams and Stephan R. Peers, whose terms as directors will expire at the Meeting. The Compensation Committee met three times during 2017.

Compensation Committee Interlocks and Insider Participation

None of these members of the Compensation Committee was one of our officers or employees during 2017 or had any relationship with us requiring disclosure under Item 404 of Regulation S-K. None of our current executive officers served as a member of the board of directors or the compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board or Compensation Committee.

The Governance and Nomination Committee

The Governance and Nomination Committee assists the Board of Directors in (1) identifying qualified individuals to become members of the Board of Directors, (2) determining the composition of the Board of Directors and its committees, (3) selecting the director nominees for the next annual meeting of stockholders, (4) monitoring a process to assess board, committee and management effectiveness, (5) aiding and monitoring management succession planning and (6) developing, implementing and monitoring policies and processes related to our corporate governance. The Committee has the authority to retain any search firm engaged to assist in identifying director candidates, and to retain outside counsel and any other advisors. The Corporate Governance and Nomination Committee consists of Stephan R. Peers (Chairman) and James Walsh, whose terms as directors will expire at the Meeting. The committee met three times during 2017.

Board Leadership Structure and Role in Risk Oversight

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board of Directors believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Historically, the Board has determined that having the Company's Chief Executive Officer serve as Chairman is in the best interest of the Company's stockholders at this time. This structure has made the best use of the Chief Executive Officer's extensive knowledge of the Company and its industry, as well as fostering greater communication between the Company's management and the Board. When the new directors are elected at the Meeting, the Board will review the roles and separation of Chief Executive Officer and Chairman of the Board.

Leigh J. Abrams, whose term as a director will expire at the Meeting, has been serving as the Company's Lead Independent Director. The Lead Independent Director advises the Chairman of the Board or otherwise undertakes the following:

  (a)
  assesses the quality, quantity and timeliness of the flow of information from management as necessary for the independent directors to perform their duties effectively and responsibly, including requesting that certain material be included in materials prepared for the Board by management; and

  (b)
  moderates executive sessions of the Board's independent directors and acts as a liaison between the independent directors and the Chairman of the Board and/or Chief Executive Officer on appropriate issues.

Risk Management

The Company faces a variety of operational and market risks, including interest rate risk, credit risk, liquidity risk and prepayment risk. The Board of Directors believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or Audit Committee, (3) implement appropriate and responsive risk management strategies consistent with Company's risk profile, and (4) integrate risk management into Company decision-making.

The Board has designated the Audit Committee to take the lead in overseeing risk management. The Audit Committee discusses with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies. The Audit Committee also reviews the significant reports to management, including assessment of the Company's risk management processes and systems of internal controls.

The Board of Directors encourages management to promote a corporate culture that incorporates risk management into the Company's corporate strategy and day-to-day business operations. The Board of Directors also continually works, with the input of the Company's executive officers, to assess and analyze the most likely areas of future risk for the Company.

The Director Nomination Process

The Governance and Nomination Committee considers nominees from all sources, including stockholders. The Committee has the authority to lead the search for individuals qualified to become members of the Company's Board of Directors and to select or recommend to the Board of Directors director nominees to be presented for stockholder approval. The committee may use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.

The Board of Directors will consist of a majority of directors who (i) qualify as "independent" directors within the meaning of the listing standards of the NYSE American, as the same may be amended from time to time; (ii) meet the applicable requirements to be "unaffiliated" as defined in the Company's Bylaws, as may be amended from time to time; and (iii) are affirmatively determined by the Board to have no material relationship with the Company, its parents or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, its parents or its subsidiaries). The Governance and Nomination Committee reviews with the Board at least annually the qualifications of new and existing Board members, considering the level of independence of individual members, together with such other factors as the Board may deem appropriate, including overall skills and experience. Our Board has determined not to establish term limits with regard to service on the Board in the belief that continuity of service and the past contributions of Board members who have developed an in-depth understanding of the Company and its business over time bring a seasoned approach to the Company's governance. The committee will select individuals who have high personal and professional integrity, have demonstrated ability and sound judgment, and are effective, in conjunction with other director nominees, in collectively serving the long-term interests of our stockholders, together with such other factors as the board may deem appropriate, including overall skills and experience.

Although the Company does not have a policy regarding diversity, the value of diversity on the Board of Directors is considered and the particular or unique needs of the Company shall be taken into account at the time a nominee is being considered. The Governance and Nomination Committee seeks a broad range of perspectives and considers both the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of directors and prospective nominees to the Board. The Governance and Nomination Committee will recommend to the Board nominees as appropriate based on these principles.

Director Nominees by Stockholders.    Director nominees provided by stockholders to the Corporate Governance and Nomination Committee are evaluated by the same criteria used to evaluate potential nominees from other sources. When making a recommendation for a Board nominee to be evaluated by the Committee, stockholders should include all information about the candidate that is required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. The written recommendation should be sent to the Secretary of the Company accompanied by the candidate's written consent to be named in a proxy statement as a nominee, if recommended by the Committee and nominated by the Board, and to serve as a director if appointed or elected. Additional information about the candidate may be requested by the Committee from time to time, either from the recommended person or from the recommending shareholder.

Submission for Consideration at Annual Meeting.    The Company's bylaws provide that stockholders may nominate directors for consideration at an annual meeting provided they comply with the notice procedures set forth in the bylaws, which are further described in this proxy statement under "Stockholder Proposals—Proposals to be Submitted for Annual Meeting" and "Mailing Instructions." The stockholder nominating a director must be a stockholder of record at the time of giving the notice and is entitled to vote at the meeting. If the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by us at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's nomination will be deemed timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Secretary not later than the close of business on the 10th day following the day on which public announcement is first made by us. Any notice shall include the information regarding the stockholder making the nomination and the nominee as required by the Company's bylaws. Nominations made by stockholders in this manner are eligible to be presented by the stockholder at the meeting, but such nominees will not have been considered by the Nominating Committee as a nominee to be potentially supported by the Company.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics. This code of ethics applies to our directors, executive officers and employees. This code of ethics is publicly available in the corporate governance section of the stockholder relations page of our website located at www.impaccompanies.com and in print upon request to the Secretary at Impac Mortgage Holdings, Inc., 19500 Jamboree Road, Irvine, California, 92612. If we make amendments to the code of ethics or grant any waiver that the SEC requires us to disclose, we will disclose the nature of such amendment or waiver on our website.

Stockholder Communication with Our Board of Directors

Stockholders who wish to contact any of our directors either individually or as a group may do so by writing them c/o Ronald M. Morrison, Secretary, Impac Mortgage Holdings, Inc., 19500 Jamboree Road, Irvine, California 92612, by telephone at (949) 475-3942 or by email to rmorrison@impaccompanies.com specifying whether the communication is directed to the entire board or to a particular director. Stockholder letters are screened, which includes filtering out improper or irrelevant topics.

Compensation of Board Members

The compensation of the Company's non-employee directors is described below.

Board Fees.    Beginning with the third quarter of 2016, the non-employee directors are paid $30,000 per quarter, which includes up to 35 meetings per year and constitutes all fees for board and committee meetings, chairmanships, lead director roles and any other special meetings. If there are more than 35 meetings during a year, then additional compensation will be awarded as determined by the Compensation Committee. Prior to the third quarter of 2016, the Company's non-employee directors were paid the following fees: (i) an annual fee of $40,000; (ii) a meeting fee of $2,500; (iii) for services on the Audit Committee, the Compensation Committee and the Corporate Governance Committee, fees of $2,500, $1,000 and $1,000, respectively, per meeting; (iv) an annual fee payable to the chairperson of each of the Audit Committee, the Compensation Committee and the Corporate Governance Committee of $20,000, $5,000 and $5,000, respectively; and (v) an annual fee payable to the lead independent director of $10,000.

Equity Awards.    Non-employee directors typically receive an annual equity award of options to purchase shares of the Company's common stock (the "Director Stock Options"), or instead, at the election of the individual director, a number of shares of restricted Company common stock equal in value to the number of Director Stock Options (based on the binomial value of the Director Stock Options) not taken by such director. Director Stock Options and any substitute shares of restricted Company common stock typically vest in three (3) equal annual installments beginning on the first anniversary of the date of grant.

Deferred Stock Unit Awards.    The Company maintains a Non-Employee Director Deferred Stock Unit Award Program (the "DSU Program"), which provides for the grant of deferred stock units ("DSUs") to non-employee directors pursuant to the 2010 Plan. Each DSU grant vests in substantially equal annual installments over three (3) years, commencing with the first anniversary of the date of grant, subject to the director's continued service on the Board. Upon vesting, the DSUs continue to be held in the director's stock account until payment becomes due after termination of service on the Board. When a director ceases to be a member of the Board, all DSUs that remain unvested terminate and are forfeited. Dividends and other distributions on DSUs are credited to the director's stock account as if such DSUs were actual shares of common stock issued and outstanding. No interest is credited on stock amounts. Dividends and distributions are converted, based on fair market value of the common stock, into DSUs and credited to the director's stock account. The Board, in its sole discretion, may waive vesting and forfeiture of DSUs. In the event of a change in control, all outstanding DSUs are fully vested. Directors receive a distribution of stock within thirty (30) days after the date the director no longer serves on the Board. The distribution will consist of one share of common stock for each DSU. Any shares of common stock issued are issued under the 2010 Plan.

Special Services.    From time to time, the Company's non-employee directors may be asked to engage in special director services, whether or not a committee of the Board has been formed for such purpose. Such services have included and may include strategic reviews, strategic transaction oversight, independent major litigation oversight and like matters involving substantially greater commitments of time from the relevant directors. In such circumstances, the directors engaged in such efforts may receive additional fees for the duration of such service. Fees related to a special committee may be paid whether or not the matter concludes in a transaction or other specific result and may be adjusted upward or downward based on the amount of work required and any other criteria the committee and Board deem appropriate.

Set forth below is the compensation earned by our non-employee directors during 2017. Compensation of Joseph R. Tomkinson, our Chief Executive Officer, is reported under "Executive Compensation;" Mr. Tomkinson received no additional compensation for his service as a director. The terms as directors for Stephan R. Peers and James Walsh, who have been directors of the Company since 1995, and Leigh J. Abrams, who has been a director since 2001, will expire at the Meeting.

 Director Compensation For 2017

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	Total ($)
James Walsh	$120,000	68,600	—	188,600
Frank P. Filipps	$120,000	68,600	—	188,600
Stephan R. Peers	$120,000	—	59,800	179,800
Leigh J. Abrams	$120,000	68,600	—	188,600
Thomas B. Akin	$42,527	—	59,800	102,327

(1)
The amounts disclosed reflect the full grant date fair values in accordance with FASB ASC Topic 718. For assumptions used in calculation of the awards, see "Note 18—Share Based Payments and Employee Benefit Plans" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.
(2)
On August 30, 2017, James Walsh, Frank Filipps and Leigh Abrams each received 5,000 deferred stock units that vest in three (3) equal annual installments beginning on the first anniversary of the date of grant. The stock price used to calculate the value of the stock award was $13.72. As of December 31, 2017, the following deferred stock units were outstanding:

Name	Vested DSUs	Unvested DSUs
James Walsh	29,917	8,333
Frank P. Filipps	19,500	5,000
Stephan R. Peers	19,500	—
Leigh J. Abrams	13,500	5,000
Thomas B. Akin	—	—

(3)
On August 30, 2017, Thomas B. Akin and Stephan R. Peers were each granted an option to purchase 10,000 shares of common stock with an exercise price of $13.72 per share. The options vest in three (3) equal annual installments beginning on the first anniversary of the date of grant. As of December 31, 2017, the directors held the following options:

Name	Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($)	Expiration Date
Frank P. Filipps	6,000	2.73	12/3/2020
	7,500	5.39	7/22/2024
	10,000	20.50	7/21/2025
	10,000	17.40	7/19/2026
Stephan R. Peers	4,000	2.73	12/3/2020
	7,500	5.39	7/22/2024
	10,000	20.50	7/21/2025
	10,000	17.40	7/19/2026
	10,000	13.72	8/30/2027
Leigh J. Abrams	6,000	2.73	12/3/2020
	12,000	13.81	11/27/2022
	7,500	5.39	7/22/2024
	10,000	20.50	7/21/2025
	10,000	17.40	7/19/2026
Thomas B Akin	10,000	13.72	8/30/2027

 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Policies and Objectives

The Compensation Committee of our Board of Directors administers the policies governing our executive compensation program. All issues pertaining to executive compensation are reviewed and approved by the Compensation Committee and, where appropriate, approved by our Board of Directors. The Committee focuses on designing our executive compensation program to achieve the following objectives in a market competitive manner:

  •
  Align the interests of executive officers with those of our shareholders by tying long-term incentive compensation to financial and operations performance and ultimately to the creation of shareholder value.
  •
  Attract and retain high caliber executives by offering total compensation that is competitive with that offered by similarly situated companies and rewarding outstanding personal performance.
  •
  Reflect our corporate goals and objectives.

Over the past several years, as the U.S. economy has slowly improved, and at times experienced challenges, the Company's business and operations have also fluctuated. To address the economic and industry trends, the Company has endeavored to be opportunistic in its mortgage business adding new loan products, developing a mortgage servicing portfolio, maintaining the long-term mortgage portfolio and seeking potential acquisitions to grow its business. The incentive compensation received by the named executive officers during 2017, which is based on existing programs, reflects the Company's growth. The Compensation Committee's goal is to provide executive management incentive compensation that will motivate them to successfully implement the Company's strategies, maintain its business and seek opportunities that will grow and strengthen the Company's mortgage business.

Compensation Decision-Making

General Background.    We rely upon our judgment in making compensation decisions, after reviewing the performance of the Company, including its short- and long-term strategies, current economic and market conditions, and carefully evaluating an executive's performance during the year against established goals, leadership qualities, operational performance, business responsibilities, and career with the Company, current compensation arrangements and long-term potential to enhance stockholder value. Our main objective in establishing compensation arrangements is to set criteria that are consistent with the Company's business strategies. Generally, in evaluating performance, we review the following criteria:

  •
  strategic goals and objectives, such as acquisitions, dispositions or joint ventures;
  •
  individual management objectives for some executives that relate to the Company's strategies;
  •
  achieving specific operational goals for the Company or particular business led by the executive officer, including portfolio management and portfolio earnings; and
  •
  supporting our corporate values by promoting compliance with internal ethics policies and legal obligations.

Our executive compensation program and policies depends on the position and responsibilities for each executive officer but remain consistent with our objectives. We seek to achieve an appropriate mix between guaranteed and at-risk compensation, as well as a balance between cash and equity compensation. Our mix of compensation elements is designed not only to reward past performance, but also to proactively encourage long-term future performance through a combination of cash and equity incentive awards.

Role of Management, Consultants and Peers Groups

In reviewing and making compensation decisions of other executive officers, the Committee has in the past and may in the future consult with the Company's Chief Executive Officer, President and other executive officers. These officers review the performance of the other executive officers, provide annual recommendations for individual management objectives, and provide input on strategic initiatives. Mr. Tomkinson had also been given authority to negotiate employment terms for executive officers that report to him within certain parameters as approved by the Compensation Committee.

Although the Compensation Committee has explored the use of compensation consultants, and has used compensation consultants in the past, it did not use or rely on reports of compensation consultants during 2017 in connection with determining appropriate compensation and arrangements for the named executive officers.

Elements of our Executive Compensation Program

Historically and for 2017, our executive compensation program consisted of the following elements:

  (1)
  base salary;
  (2)
  quarterly and annual cash-based incentive compensation;
  (3)
  discretionary bonuses;
  (4)
  stock- based plans and equity awards;
  (5)
  fringe benefits including standard employee health, welfare and retirement benefits; and
  (6)
  severance benefits.

We do not have formal policies relating to the allocation of total compensation among the various elements. However, both management and the Committee believe that executives holding more senior positions have substantial influence over our financial performance, and, therefore, should have a greater amount of their compensation at-risk based on the Company's financial performance.

Because the mortgage lending market has continued to change and evolve since 2008, we generally enter into short term (1 to 2 year) employment agreements with our executive officers. The previous employment agreement with Joseph R. Tomkinson, which was originally entered into in 2013 expired at the end of 2017. We entered into a new employment agreement with Mr. Tomkinson in February 2018 and, in March 2018, Mr. Tomkinson notified us that he will be stepping down as CEO of the Company on July 31, 2018. The employment agreement for Ron Morrison also expired at the end of 2017 and, although there are no existing written agreements, we are generally compensating him pursuant to the terms of the expired agreements. These employment agreements, including the employment agreement with our former Chief Financial Officer, Todd Taylor, who stepped down on May 21, 2018, are further described below under "Employment Agreements."

Base Salary

The Committee typically sets an executive's base salary with the objective of attracting and retaining highly qualified individuals for the relevant position and rewarding individual performance. When setting and adjusting individual executive salary levels, the Committee considers the relevant established salary range, the executive officer's responsibilities, experience, potential, individual performance, and contribution to the Company. The Committee also considers other factors such as our overall corporate budget for annual merit increases, unique skills, demand in the labor market and succession planning.

The base salaries for our named executive officers have essentially remained unchanged since 2010. This is consistent with our philosophy that an increase in an executive's compensation should be related to the Company's performance.

Quarterly and Annual Cash-Based Incentive Compensation

We have used cash-based incentive compensation to emphasize and reward the attainment of certain annual or quarterly financial goals and corporate or individual performance metrics. The objective is to select performance metrics that provide a meaningful measure of our success in implementing our short-term business strategies that yield long-term benefits, such as maintaining and growing the Company's mortgage business and maintaining the amount of mortgage loans in the Company's long-term mortgage portfolio, credit quality and portfolio earnings. Mr. Tomkinson and our former President received annual bonuses based on adjusted net earnings, while Messrs. Taylor and Morrison each received a quarterly incentive bonus based on the achievement of mutually agreed upon management objectives.

Although the Compensation Committee provides cash-based incentive compensation based on the Company's financial performance, it is also starting to include equity as a component of incentive compensation. Pursuant to the employment agreement entered into in March 2018 with George Mangiaracina, the Company's newly appointed President, a portion of Mr. Mangiaracina's annual bonus for 2018, if approved, will consist of shares of restricted stock. For further description of Mr. Mangiaracina's employment agreement, see "Employment Agreements" below.

Performance Metrics.    Historically, cash incentive awards were typically driven by a combination of taxable net income, return on equity, and production goals. Based on these performance metrics, contractual incentive compensation was directly tied to the Company's financial performance. We believe that these performance metrics for our executive officers have previously contributed to our success in prior years in meeting our strategic objectives of maintaining and growing our overall business and that the management objectives for the CFO and GC provide a strong corporate environment. Similar to the operating performance metrics that have been used with other executive officers, Mr. Mangiaracina's 2018 annual bonus will be based on implementation of the Company's business plan, assisting the Chief Financial Officer in addressing key enterprise risk areas and internal controls, and improving the overall performance and direction of the Company as measured by GAAP, including operating income, capital raise activities, merchant bank activities, and mergers and acquisitions.

Incentive bonuses for our CEO and former President were based on a percentage of the Company's adjusted net earnings, subject to a cap provided that there is no cap on the Annual Bonus if the officer pre-elects on or before December 31 of the prior year to receive 5.0% of adjusted net earnings during a year. For 2016, Messrs. Tomkinson and Ashmore each elected to receive 5.0% of adjusted net earnings with no cap; however, no such election was made for 2017. Furthermore, Mr. Tomkinson did not receive payment of an incentive bonus since the calculation of the amount on which the bonus is determined did not provide adjusted net earnings, which is consistent with our performance during 2017.

The incentive compensation for Taylor and Morrison was based on management objectives. Mr. Taylor's incentive compensation may be up to 65% of his base salary, while Mr. Morrison's incentive compensation may be up to 50% of his base salary. Their incentive compensation was determined and paid on a quarterly basis. Mr. Taylor's management objectives for his quarterly incentive compensation during 2017 included the hiring of accounting personnel, completing internal controls for a recent acquisition, completing public offerings and new warehouse financing, and improvements to financing reporting and technology. Mr. Morrison's management objectives for his quarterly incentive compensation during 2017 were based on corporate actions, such as the Company's office lease, legal aspects of equity and debt financing and staffing.

Stock-Based Plans and Equity Awards

We believe that long-term performance is aided by the use of stock-based awards which create an ownership culture amongst our executive officers that fosters beneficial, long-term performance by the Company. We have established an equity incentive plan to provide our employees, including our executive officers, as well as our directors and consultants, with incentives to help align their interests with the interests of stockholders. The Compensation Committee believes that the use of stock-based awards promotes our overall executive compensation objectives and expects that stock options will continue to be a significant source of potential compensation for our executives. All of our awards are nonqualified stock option grants with time-based vesting.

The Committee believes granting stock options to our executive officers encourages the creation of long-term value for our stockholders and promotes employee retention and stock ownership, all of which serve our overall compensation objectives. The number of shares of our common stock under a stock option that is granted to an officer is determined by taking into consideration the officer's position with the Company, overall individual performance, our performance and an estimate of the long-term value of the award considering current base salary and any cash bonus awarded. Other than the individual limit of 450,000 shares that may be awarded during any fiscal year, we do not have any limit on the amount of options or awards that may be granted to any executive officer. The Compensation Committee determines the appropriate criteria for granting awards to executive officers, which generally include individual performance, our strategic goals and our financial condition. The exercise price of any stock option issued by us is the closing price per share of common stock on the stock exchange on the grant date. The Compensation Committee generally has issued awards under the Company's equity incentive plan once a year and the number of shares under options granted to each named executive officer is based on position and seniority.

Fringe Benefits

Health Benefits

During 2017, we provided the following benefits to all of our U.S. salaried employees, including the named executive officers: medical, dental and prescription coverage, company-paid short- and long- term disability insurance, and paid vacation and holidays.

Retirement Benefits

We maintain the Impac Companies 401(k) Savings Plan for all full time employees, including the executive officers, with at least six months of service. The 401(k) Plan provides that each participant may contribute up to 25% of salary pursuant to certain restrictions. The Company contributes to the participant's plan account at the end of each plan year 50% of the first 4% of salary contributed by a participant. Subject to the rules for maintaining the tax status of the 401(k) Plan, an additional company contribution may be made at our discretion, as determined by the Board of Directors. Contributions made by us to the plan for the year ended December 31, 2017 was approximately $895,000. There were no discretionary matching contributions recorded during the year ended December 31, 2017.

Severance

Generally, all the named executive officers are entitled to certain severance benefits under the terms of each officer's respective employment agreement, which are on file with the SEC. Severance benefits are intended to ease the consequences of an unexpected or involuntary termination of employment and give the executive an opportunity to find new employment. In February 2018, we entered into a new employment agreement with Mr. Tomkinson that provides, among other benefits, a severance of $300,000 per year for a period of three years. On March 20, 2018, Mr. Tomkinson notified us that he is resigning as CEO as of July 31, 2018. In connection with the departure of William Ashmore, who was the Company's previous President from 1995 until his departure in November 2017, we entered into a severance agreement with him pursuant to which he will receive for a 3-year period following January 1, 2018 $250,000 per year. Messers Taylor and Morrison each are entitled to severance compensation equal to the lesser of 12 months or the balance payable through the contract term of base salary and earned incentive compensation. The Committee believes that different severance payments periods for different named executive officers are reasonable in light of each officer's position, value to the Company and length of service. We do not provide for change of control payments. Please see the discussions below entitled "Employment Agreements" and "Potential Payments upon Termination and Change-in Control" for a further description of severance payments for each Named Executive Officer.

Perquisites

The Committee typically prefers to compensate our executive officers in cash and equity rather than with perquisites and does not view perquisites as a significant element of our total compensation structure. Executive officers usually receive a car allowance.

Tax and Accounting Implications

Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, publicly-held corporations may not take a tax deduction for compensation in excess of $1 million paid to any of the executive officers named in the Summary Compensation Table during any fiscal year. Prior to 2018, certain "performance-based compensation" was exempt from this $1 million limitation on deductibility if, among other conditions, the plan had been approved by shareholders. This exemption from the limitation has been removed from Section 162(m) of the Code and is no longer applicable for federal income tax deductibility purposes. However, the California Revenue and Taxation Code has not yet been conformed to this recent change to the Internal Revenue Code eliminating the exemption from this limitation for performance-based compensation. Consequently (absent changes to California's tax laws), deduction of such performance-based compensation would not be limited for California tax deduction purposes by the California tax law corresponding to Section 162(m) of the Internal Revenue Code.

The Compensation Committee regularly reviews our compensation programs to determine the deductibility of the future compensation paid or awarded pursuant thereto and will seek guidance with respect to changes to our existing compensation program that will enable the Company to continue to attract and retain key individuals while optimizing the deductibility to the Company of amounts paid as compensation. The Compensation Committee considers deductibility with respect to compensation arrangements for executives, and to the extent applicable, intends to qualify for the exception. However, this policy does not rule out the possibility that compensation may be approved that may not qualify for the compensation deduction if, in light of all applicable circumstances, it would be in the best interests of the Company for such compensation to be paid.

Compensation Risk Management

As part of its annual review of our executive compensation program, the Compensation Committee reviews with management the design and operation of our incentive compensation arrangements for senior management, including executive officers, to determine if such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company. The Compensation Committee considered, among other things, the features of the Company's compensation program that are designed to mitigate compensation-related risk, such as the performance objectives and target levels for incentive awards (which are based on overall Company performance), and its compensation recoupment policy. The Compensation Committee also considered our internal control structure which, among other things, limits the number of persons authorized to execute material agreements, requires approval of our board of directors for matters outside of the ordinary course and its whistle blower program. Based upon the above, the Compensation Committee concluded that any risks arising from the Company's compensation plans, policies and practices are not reasonably likely to have a material adverse effect on the Company.

Impact of Shareholder Advisory Vote

At our 2017 annual meeting (the last meeting at which there was a "say-on-pay" proposal), our shareholders approved, in a non-binding advisory vote, our current executive compensation with approximately 92% of the votes cast on the proposal at the annual meeting affirmatively giving their approval (with broker non-votes and abstentions having no effect on the vote). Accordingly, we believe that this vote ratifies our executive compensation philosophy and policies, as currently adopted and implemented, and we intend to continue such philosophy and policies.

 COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed "soliciting material" or "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

The Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" section of this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" section be included in this proxy statement.

Submitted by the Compensation Committee:
Thomas B. Akin Stephan R. Peers (term expires at Meeting) James Walsh (term expires at Meeting) Leigh Abrams (term expires at Meeting)

Summary Compensation Table

The following table presents compensation earned by our executive officers for the years ended December 31, 2017, 2016 and 2015 (the "Named Executive Officers"). William S. Ashmore, the Company's former President and a former director, resigned from the Company on November 21, 2017. Todd R. Taylor, the Company's former Chief Financial Officer, stepped down on May 21, 2018. The compensation for Messrs. Tomkinson, Ashmore and Taylor are based on employment agreements that were previously in effect, which are further described below under "Employment Agreements."

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Joseph R. Tomkinson	2017	600,000	—	179,400	—	37,200	816,600
Chairman of the Board and	2016	600,000	—	254,335	5,720,869	37,200	6,612,404
Chief Executive Officer	2015	600,000	600,000	326,610	1,500,000	20,100	3,046,710
William S. Ashmore(5)	2017	600,000	—	179,400	—	37,200	816,600
Former President	2016	600,000	—	254,335	5,720,869	37,200	6,612,404
	2015	600,000	600,000	326,610	1,500,000	20,100	3,046,710
Todd R. Taylor	2017	360,000	—	143,520	234,000	6,000	743,520
Former Chief Financial Officer(5)	2016	360,000	—	190,751	234,000	6,000	790,751
	2015	360,000	—	245,435	230,500	6,000	841,935
Ron Morrison	2017	390,000	—	143,520	195,000	6,000	734,520
Executive Vice President and General Counsel	2016	390,000	—	190,751	195,000	6,000	781,751

(1)
In 2015, the Board of Directors granted Messrs. Tomkinson and Ashmore a one-time discretionary bonus related to the acquisition of CashCall Mortgage.
(2)
The amounts disclosed reflect the full grant date fair values in accordance with FASB ASC Topic 718. For assumptions used in calculation of the option awards, see "Note 19—Share Based Payments and Employee Benefit Plans" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. See "Option Grants During 2017" below for a further description of the terms of the options.
(3)
Amounts set forth in this column are based on the terms of the incentive bonuses set forth in the employment agreements as described below under "Employment Agreements." Mr. Tomkinson's and Mr. Ashmore's annual incentive bonus payments for 2015 were based on 7.5% of the Company's adjusted net earnings, subject to certain limitations. For 2016, pursuant to the terms of their employment agreements, each officer elected to receive 5.0% of adjusted net earnings. Mr. Taylor received a quarterly incentive bonus of up to 65% of his base salary based upon the achievement of mutually agreed management objectives. Mr. Morrison received a quarterly incentive bonus of up to 50% of his base salary based upon the achievement of mutually agreed management objectives.
(4)
Consists of (i) an annual car allowance of $14,400 for each of Tomkinson and Ashmore, and $6,000 for each of Taylor and Morrison, (ii) a fixed expense reimbursement of $22,800 with respect to Tomkinson and Ashmore, and (iii) a fringe benefit associated with an executive retention plan by which the Company pledges a portion of the collateral needed to finance premiums from a third party lender for life insurance policies in the amount of $5 million and $4 million for trusts of which the family members of Mr. Morrison and Mr. Taylor, respectively, are the beneficiaries. As of December 31, 2017, the Company posted collateral of $583,333 and $466,667 for each trust, respectively. In addition, in accordance with the severance agreement with Mr. Ashmore, the Company has agreed to pledge a portion of the collateral needed to finance premiums from a third party lender for a life insurance policy in the amount of $6 million for trusts of which the family members of Mr. Ashmore are the beneficiaries. As of December 31, 2017, the Company posted collateral of $700,000 on behalf of Mr. Ashmore.
(5)
Mr. Ashmore resigned as President and as a director of the Company on November 21, 2017 and Mr Taylor stepped down as Chief Financial Officer on May 21, 2018.

 GRANTS OF PLAN-BASED AWARDS

The following table provides information with respect to grants of plan-based awards made during 2017 to the Named Executive Officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Award					All Other Option Awards: Number of Securities Underlying Option (#)(4)
								Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(5)
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)
Joseph R. Tomkinson	8/30/17	—	—		—		30,000	13.72	179,400
		—	—	(1)	—		—	—	—
William S. Ashmore	8/30/17	—	—		—		30,000	13.72	179,400
		—	—	(1)	—		—		—
Todd R. Taylor	8/30/17	—	—		—		24,000	13.72	143,520
		—	234,000	(2)	234,000	(2)	—	—	—
Ron Morrison	8/30/17	—	—		—		24,000	13.72	143,520
		—	195,000	(3)	195,000	(3)	—	—	—

(1)
Mr. Tomkinson's annual incentive bonus payment was based on 5.0% of the Company's adjusted net earnings for that year. Based on the calculation, there were no adjusted net earnings for 2017. There are no threshold or maximum levels for these awards.
(2)
Mr. Taylor was eligible to receive a quarterly incentive bonus of up to 65% of his base salary based upon the achievement of mutually agreed management objectives.
(3)
Mr. Morrison is eligible to receive a quarterly incentive bonus of up to 50% of his base salary based upon the achievement of mutually agreed management objectives.
(4)
Option awards vest in three equal annual installments beginning on the first anniversary of the date of grant.
(5)
The amounts in this column represent the aggregate grant date fair value of option awards granted during 2017 computed in accordance with ASC 718. The assumptions for these amounts are included in "Note 18—Share Based Payments and Employee Benefit Plans," to our audited financial statements included in our Annual Report on Form 10-K for 2017.

 OUTSTANDING OPTION AWARDS AT DECEMBER 31, 2017

The following table provides information with respect to option awards held by the Named Executive Officers as of December 31, 2017.

	OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Joseph R. Tomkinson	6,321	—	0.53	06/09/2019
	48,000	—	2.73	12/3/2020
	29,250	—	13.81	11/27/2022
	25,000	—	10.65	7/23/2023
	3,500	—	5.39	72/2/2024
	22,800	11,400	20.50	7/21/2025
	10,667	21,300	17.40	7/19/2026
	—	30,000	13.72	8/30/2027
William S. Ashmore	16,000	—	2.73	12/3/2020
	29,250	—	13.81	11/27/2022
	25,000	—	10.65	7/23/2023
	38,500	—	5.39	7/22/2024
	22,800	11,400	20.50	7/21/2025
	10,667	10,667	17.40	7/19/2026
	—	10,000	13.72	8/30/2027
Todd R. Taylor	10,000	—	0.53	6/9/2019
	24,000	—	13.81	11/27/2022
	22,000	—	10.65	7/23/2023
	29,000	—	5.39	7/22/2024
	17,134	8,566	20.50	7/21/2025
	8,000	16,000	17.40	7/19/2026
	—	24,000	13.72	8/30/2027
Ron Morrison	10,000	—	0.53	6/9/2019
	24,000	—	13.81	11/27/2022
	20,000	—	10.65	7/23/2023
	29,000	—	5.39	7/22/2024
	17,134	8,566	20.50	7/21/2025
	8,000	16,000	17.40	7/19/2026
	—	30,000	13.72	8/30/2027

 OPTION EXERCISES AND STOCK VESTED

The following table sets forth option exercises during the year ended December 31, 2017. None of the Named Executive Officers hold any stock awards subject to vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Joseph R. Tomkinson	40,000	$353,500	—	—
William S. Ashmore	—	—	—	—
Todd R. Taylor	—	—	—	—
Ron Morrison	—	—	—	—

(1)
The aggregate value realized upon the exercise of an option represents the difference between the aggregate market price of the shares of our common stock on the date of exercise and the aggregate exercise price of the option.

Employment Agreements

Joseph R. Tomkinson, Chief Executive Officer

On March 14, 2018, Mr. Tomkinson notified Company that he will be resigning from the position of Chief Executive Officer as of July 31, 2018. Mr. Tomkinson's' term as a director will expire at the Meeting.

Previous Employment Agreement

Until December 31, 2017, Joseph R. Tomkinson was subject to an employment agreement as Chief Executive Officer that was originally effective in January 2013 (the "Previous Employment Agreement").

Under the Previous Employment Agreement, Mr. Tomkinson's annual base salary was $600,000. He also received a fixed expense reimbursement of $1,900 per month and was eligible to receive an annual bonus in an amount equal to 7.5% of the Company's adjusted net earnings (the "Annual Bonus"). The Annual Bonus was subject to a cap in any calendar year in an amount equal to 2.5 times annual base salary; provided that there would be no cap on the Annual Bonus if he pre-elected on or before December 31 of the prior year to receive 5.0% of adjusted net earnings during a year. Mr. Tomkinson could elect to defer any portion of his base salary, bonuses or incentive compensation into an approved Company-sponsored deferred compensation plan.

For purposes of the Annual Bonus, "adjusted net earnings" means the net earnings (loss) attributable to common stockholders excluding (1) any adjustment relating to change in fair value of net trust assets, change in fair value of long-term debt (including preferred stock), noncash level yield long-term debt recognition or valuing of deferred tax assets, earn out accretion associated with the acquisition of CashCall mortgage, and change in estimated fair value of the contingent consideration liability associated with the acquisition of CashCall mortgage, (ii) any accrual already made with respect to the officer's bonus compensation, (iii) any charge relating to amortization of deferred charges, and (iv) any adjustment relating to lower of cost or market and repurchase liability of the discontinued operations.

Mr. Tomkinson was also eligible to receive paid vacation, a car allowance of $1,200 per month, participate in the Company's health and other benefit plans, be reimbursed for reasonable and necessary business and entertainment expenses, and receive other benefits at the discretion of the Board of Directors. Any amounts paid to the officer are subject to any claw back policy that the Company is required to adopt pursuant to listing standards of any national securities exchange or as otherwise required under applicable law.

2018 Employment Agreement

On February 15, 2018, the Company entered into a new employment agreement with Joseph Tomkinson effective January 1, 2018 (the "New Employment Agreement"). Pursuant to the New Employment Agreement, Mr. Tomkinson's base salary is $650,000 per year and, upon termination, Mr. Tomkinson is eligible to receive a bonus based on certain criteria in the sole discretion of, and in an amount and form determined by, the Board of Directors as recommended by the Compensation Committee. Mr. Tomkinson is also eligible to receive stock options and other benefits generally available to other employees.

Upon termination for any reason of the employment agreement, Mr Tomkinson will receive payment for all accrued salary, vacation time and benefits through the termination date. Except upon termination with cause and death, Mr. Tomkinson will also receive a severance of $300,000 per year for a period of three years payable in semi-monthly installments, the use of secretarial services for two years and medical coverage for 48 months. If COBRA benefits are chosen, the Company will also pay the premium for COBRA benefits and an additional 40% of each monthly payment to Mr. Tomkinson to cover tax liability. Otherwise, Mr. Tomkinson will receive up to $1,386 per month for medical insurance plus an additional 40% for each payment. If the Company terminates the New Employment Agreement for cause, then Mr. Tomkinson will be paid only his salary and benefits through the termination date. Termination with cause means a material breach of the terms of the Company's policies, an act of dishonesty, misappropriation, embezzlement, fraud or similar conduct, a conviction of, or entry of plea of nolo contendere in respect of a felony, material damage to the Company's property caused by willful or grossly negligent conduct, substance abuse that renders the person unfit to serve as an officer or employee, failure to comply with reasonable instructions, or conduct that demonstrates unfitness to serve as an officer or employee. The New Employment Agreement may be assigned, at the Company's discretion, upon a merger or transfer of all or substantially all of the Company's assets.

William S. Ashmore, Former President

On November 21, 2017, William S. Ashmore, who had been the Company's previous President since 1995, stepped down as President and member of the Company's Board of Directors. The Company and Mr. Ashmore entered into a severance agreement whereby Mr. Ashmore will receive for the 3 year period following January 1, 2018 $250,000 per year, which will be paid monthly. The Company will also pay medical insurance premiums for Mr. Ashmore for 18 months as well as an amount equal to 40% of each monthly premium payment to cover tax liability. Mr. Ashmore's stock options will continue to vest and be exercisable until November 30, 2018. In addition, in accordance with the severance agreement with Mr. Ashmore, the Company has agreed to pledge a portion of the collateral needed to finance premiums from a third party lender for a life insurance policy in the amount of $6 million for trusts of which the family members of Mr. Ashmore are the beneficiaries. As of December 31, 2017, the Company posted collateral of $700,000 on behalf of Mr. Ashmore. Prior to his departure, Mr. Ashmore had an employment agreement with terms that were materially the same as Mr. Tomkinson's Previous Employment Agreement.

George A. Mangiaracina, President

On March 14, 2018, the Board of Directors appointed George A. Mangiaracina as President of the Company. At the time in which Mr. Tomkinson steps down as CEO as of July 31, 2018, the Board of Directors anticipates appointing Mr. Mangiaracina as Chief Executive Officer. In connection with his appointment as President, on March 14, 2018, Mr. Mangiaracina and the Company executed an employment agreement, which has a term effective as of January 1, 2018 and ending on December 31, 2019 and does not extend automatically.

Base Salary, Annual Bonus and Other Compensation.    Pursuant to the agreement, Mr. Mangiaracina will receive a base annual salary of $750,000 and bonuses of $375,000 each payable on April 1, 2018 and October 1, 2018 and $750,000 on December 1, 2019 (the "executive bonus"). Mr. Mangiaracina will also be eligible to receive an annual bonus in an amount determined in the sole discretion of the Company's Board of Directors (the "annual bonus"). The annual bonus for 2018 will be based on the following criteria: implementation of the Company's business plan, assisting the Chief Financial Officer in addressing key enterprise risk areas and internal controls, and improving the overall performance and direction of the Company as measured by GAAP, including operating income, capital raise activities, merchant bank activities, and mergers and acquisitions. The criteria for 2019 will be agreed upon by the end of 2018. To receive an annual bonus, Mr. Mangiaracina must be actively employed by the Company on December 31 of the applicable year. If the Board approves an annual bonus, then the first $250,000 will be paid in cash, and any amount in excess of $250,000 will be paid half in cash and half in shares of restricted common stock of the Company at a price per share based on the average closing price of the common stock on the 20 trading days prior to filing the Company's annual report on Form 10-K. Any bonus stock will vest annually in equal installments over a three year period.

Severance Compensation.    If (A) Mr. Mangiaracina is terminated by the Company without cause or (B) any of the following actions are taken: (i) there is a substantial diminution of his duties, authority, pay or responsibilities without performance or market justification, (ii) someone else is appointed as CEO of the Company upon Mr. Tomkinson's departure, or (iii) in the event of a sale of all or substantially all of the Company's or change of control, and Mr. Mangiaracina has provided the Company 30 days' written notice of such giving the Company the opportunity to cure such circumstances in all material respects, then he will receive, after signing a general release, the following:

  (i)
  the pro-rata remainder of his base salary from the date of termination to December 31, 2019;

  (ii)
  any unpaid executive bonus;

  (iii)
  a severance payment of $750,000;

  (iv)
  any unpaid amounts of accrued salary, vacation time and benefits through the date of termination; and

  (v)
  six months of COBRA family insurance coverage; and

  (vi)
  any unvested restricted stock will continue to vest over the remaining vesting schedule.

If the Company terminates Mr. Mangiaracina for cause by providing written notice and a 30 day period for Mr. Mangiaracina to cure such circumstances, then he will receive all accrued salary, vacation time and benefits through the date of termination. Pursuant to the employment agreement, "cause" generally means the existence of any of the following, as determined by an affirmative majority vote of the Board of Directors: (a) conviction of, or entry of plea of nolo contendere to, a crime of dishonesty or a felony leading to incarceration of more than 90 days or a penalty or fine of $100,000 or more, (b) material and substantial failure to perform duties after 30 days' written notice (and given a reasonable time to correct any failures, if possible), (c) willful misconduct or gross negligence that causes material harm, (d) material breach by the employee of the terms of the Employment Agreement or any other obligation, or (e) employee is declared legally incompetent or has a mental or physical condition that can reasonably be expected to prevent him from carrying out his essential duties for more than 90 days.

Upon the death or disability of Mr. Mangiaracina, he or his estate will receive all accrued salary, vacation time and benefits through the date of termination, a pro rata portion of any unpaid executive bonus, and any unpaid annual bonus if declared and not yet paid. If Mr. Mangiaracina voluntarily resigns, he will receive all accrued salary and vacation time through the date of his departure.

Todd R. Taylor, Former Chief Financial Officer, and Ron Morrison, Executive Vice President & General Counsel

Todd Taylor and Ron. Morrison each had an employment agreement that was originally effective as of January 1, 2014, and expired on December 31, 2017. The Company has not entered into a new employment agreement with Mr. Morrison, but is currently paying him his base salary and incentive compensation based on the terms of the expired agreement.

Base Salary, Annual Bonus and Other Compensation.    Under the terms of the expired employments agreements, the base salary for Mr. Taylor and Mr. Morrison was $360,000 and $390,000 per year, respectively. Each were eligible to receive a bonus of up to 65%, in the case of Mr. Taylor, and up to 50%, in the case of Mr. Morrison, of their respective base salary if mutually agreed upon management objectives are achieved (the "Incentive Bonus"). The Incentive Bonus was paid quarterly within 30 days of each calendar year quarter end. Each officer (a) may elect to defer any portion of his base salary, bonuses, or incentive compensation into an approved Company-sponsored deferred compensation plan, (b) is eligible to receive stock options, paid vacation, an automobile allowance of $500 per month, and to be reimbursed for reasonable and necessary business and entertainment expenses, (c) may participate in the Company's health and other benefit plans, and (d) may receive other benefits at the discretion of the Board of Directors.

Each officer has been prohibited, without approval from the Board, from receiving compensation, directly or indirectly, from any company with whom the Company or any of its affiliates has any financial, business, or affiliated relationship. Any amounts paid under the employment agreements are subject to any claw back policy that the Company is required to adopt pursuant to listing standards of any national securities exchange or as otherwise required under applicable law.

Severance Compensation.    If an officer's employment is terminated (a) by the Company for cause, (b) voluntarily by the officer, (c) as a result of death, (d) by mutual agreement of the parties, or (e) because the officer is declared legally incompetent or he has a mental or physical condition that can reasonably be expected to prevent him from carrying out his essential duties for more than six months, then such officer will be entitled to receive the following:

  (i)
  base salary earned through the termination date;
  (ii)
  Incentive Bonus through the last consolidated quarter;
  (iii)
  any expense reimbursements due and owing for reasonable and necessary business and entertainment expenses; and
  (iv)
  the dollar value of accrued and unused paid time off.

If either officer is terminated (a) without cause or (b) resigns with good reason, in addition to the foregoing compensation, such officer will also receive the following severance payments:

  (i)
  additional payments of (A) the lesser of 12 months of base salary or the balance through the contract term, and (B) six months of base salary paid over the six-month period from the termination date, in each case to be paid after the officer executes a waiver and release agreement within 52 days of the termination date;
  (ii)
  100% of the unpaid portion of earned Incentive Bonus and the prorated Incentive Bonus for the current calendar year quarter as of and paid on the termination date; and

  (iii)
  health insurance benefits for 12 months following the termination date.

Each officer has agreed that if he is terminated without cause or resigns for good reason, he will not compete with the Company during the 12 months after termination or the balance of the employment contract term, if shorter, provided that the agreement not to compete will be waived if the officer foregoes the severance compensation.

Termination with cause, which will be determined only by an affirmative majority vote of the Board (not including the officer if he is a director), includes (a) conviction of, or entry of plea of nolo contendere to a crime of dishonesty or a felony leading to incarceration of more than 90 days or a penalty or fine of $100,000 or more, (b) material and substantial failure by such officer to perform his duties after notice (and given a reasonable time to correct any failures, if possible), (c) willful misconduct or gross negligence that causes material harm, or (d) material breach of the terms of the employment agreement or any other obligation.

Good reason includes assignment of duties materially inconsistent with, or material reduction or alteration to, employee's duties without his prior written consent, (b) relocation, without his prior written consent, of the place of principal performance of his responsibilities and duties to a location more than 65 miles away, (c) a material breach by the Company of the terms of the employment agreement, including a material reduction in base salary, without such officer's consent, or (d) failure by the Company to obtain from any acquirer of the Company an agreement to assume the employment agreement prior to an acquisition. Each officer may terminate his employment for good reason upon providing the Company at least 90 days prior written notice and the Company has a reasonable time to cure any event constituting good reason.

Change of Control.    The employment agreements will not be terminated by merger, an acquisition by another entity, or by transferring of all or substantially all of the Company's assets. In the event of any such change of control, the surviving entity or transferee would be bound by the employment agreements.

Brian Kuelbs, Executive Vice President and Chief Financial Officer,

On May 14, 2018, Mr. Kuelbs entered into an employment agreement with the Company with a term effective May 14, 2018 until May 14, 2020 and no automatic extension.

Base Salary, Bonus and Other Compensation.    Pursuant to the agreement, Mr. Kuelbs will receive a base annual salary of $450,000 and an annual stay bonus of $250,000 payable on May 14, 2019 and May 14, 2020, if employed by the Company on each such date (the "Stay Bonus"). The Stay Bonus will be payable $125,000 in cash and $125,000 in shares of restricted common stock that will vest annually in three equal portions. Mr. Keulbs will also be eligible to receive an annual bonus in the sole discretion of the Company's Board of Directors (the "Discretionary Bonus"). If the Board approves a Discretionary Bonus, then the first $250,000 will be paid in cash, and any amount in excess of $250,000 will be paid half in cash and half in restricted shares of common stock of the Company that will vest annually in three equal installments and at a price per share based on the average closing price of the common stock on the 20 trading days prior to the date of the bonus. Upon a change of control, termination without cause or if employment is not extended by either party through the vesting date, then any unvested restricted shares granted pursuant to the Stay Bonus or Discretionary Bonus will immediately vest.

Mr. Kuelbs will also be eligible to participate in the Company's stock option program. Mr. Kuelbs will be granted 30,000 options at the first meeting of the Board of Directors after the date he begins his employment. Additionally, if George Mangiaracina, the Company's President, receives any options during 2018, Mr. Kuelbs will receive a matching grant on the same terms of a maximum of up to 20,000 options (the "Matching Options"). Mr. Kuelbs will be entitled to receive all other benefits of employment generally available to the Company's other employees when and as he becomes eligible for them, including, medical, dental, life, 401K matches and disability insurance benefits. He will also be reimbursed for reasonable and necessary business expenses and be entitled to five weeks of paid vacation annually.

Severance Compensation. .    Upon termination of Mr. Keulb for any reason, including death or disability, he will receive accrued salary, vacation time and benefits under the Company's benefit plans through the date of termination (the "Accrued Benefits"). If the Company terminates Mr. Kuelbs for cause by providing written notice and a 30 day period for Mr. Kuelbs to cure such circumstances, if curable, then he will the Accrued Benefits. Pursuant to the agreement, "cause" generally means the existence of any of the following, as determined by an affirmative majority vote of the Board of Directors: (a) conviction of, or entry of plea of nolo contendere to, a crime of dishonesty or a felony leading to incarceration of more than 90 days or a penalty or fine of $100,000 or more, (b) material and substantial failure to perform duties after 30 days' written notice (and given a reasonable time to correct any failures, if possible), (c) willful misconduct or gross negligence that causes material harm, (d) material breach by the officer of the terms of the Agreement or any other obligation, or (e) to the extent curable, failing to cure in 30 days a material breach by the officer of any of the material terms of the employment agreement or any other agreement between the officer and the Company but the Company may not terminate if the breach is cured within a reasonable time.

If Mr. Kuelbs resigns from his position without good reason, he will receive the Accrued Benefits through the termination date. If the Company chooses to accelerate his resignation upon receipt of his 30 day written notice, Mr. Kuelbs will be entitled to receive payment in lieu of notice in the amount of cash he would have received had his termination not been accelerated. "Good reason" means the existence of any of the following with respect to the officer without prior written consent: (a) a reduction in title, scope of duties and responsibilities, or the level of management to which he reports, which constitutes a material negative change, (b) a reduction in level of annual salary, (c) a relocation of the principal assigned business location and place of employment by more than forty (40) miles, (d) a material breach of any material terms of the Agreement by the Company or any other agreement between the officer and the Company, or (e) the failure of the Company to have a successor entity specifically assume the Agreement. To claim good reason, the following events must occur: (i) the officer must provide written notice within 90 days of knowing or having reason to know of the existence or occurrence of the event, (i) the Company fails to cure within 60 days after notice, and (iii) the officer resigns within 60 days of the end of the cure period (for (e), within 90 days after providing notice).

If the Company terminates employment without cause or Mr. Kuelbs resigns for good reason, then Mr. Kuelbs will receive (a) Accrued Benefits through the termination date and (b) contingent on Mr. Kuelbs releasing all claims against the Company and not revoking the release, the following benefits (the "Severance Benefits"):

  (1)
  base salary and COBRA benefits for an additional six (6) months,

  (2)
  if the termination date is on or after November 14, 2018 but before May 14, 2019, the Stay Bonus that would have been paid on May 14, 2019, or, if the termination date is on or after November 14, 2019 but before May 14, 2020, the Stay Bonus that would have been paid on May 14, 2020, and

  (3)
  all restricted stock awards will immediately vest.

If the Company decides not to renew the employment agreement, it will provide to Mr. Kuelbs base salary and COBRA benefits for an additional six (6) months, contingent on his cooperation in transitioning his duties to a new person.

Rian Furey, Chief Operating Officer and President, Direct Lending

The Company entered into an employment agreement effective April 1, 2018 with Rian Furey as Chief Operating Officer and President of Direct Lending. The term of the employment agreement is until December 31, 2019, unless terminated earlier or the parties agree in writing to an extension. Mr. Furey also executed a confidentiality, non-disclosure and non-recruiting agreement with the Company.

Base Salary, Incentive Compensation and Other Compensation.    Pursuant to the agreement, Mr. Furey will receive a base annual salary of $500,000. Mr. Furey will also be eligible to receive incentive compensation consisting of quarterly and annual bonuses. He will be paid a quarterly bonus of $187,500 per quarter for the second, third and fourth quarters of 2018 and, during 2019, he will be eligible to receive MBO (management by objectives) quarterly bonuses of up to $175,000 per quarter, based on his performance (as measured by performance objectives established for each calendar quarter) and the Company's profitability during the year. Mr. Furey will also receive an annual bonus of $500,000 in 2018, 20% of which will be paid in January 2019 with the remainder to be paid on or around the time of the filing of the Company's Annual Report on Form 10-K for the year ending December 31, 2018. In 2019, he will receive an annual bonus of $550,000, 20% of which will be paid in January 2020 with the remainder to be paid on or around the time of the filing of the Company's Annual Report on Form 10-K for the year ending December 31, 2019.

Mr. Furey is eligible to participate in the Company's stock option program. Grants under this program are typically made annually and are at the discretion of the Company's Board of Directors. Mr. Furey is also eligible to receive five weeks of paid vacation, be reimbursed for reasonable and necessary business expenses, and receive, as he becomes eligible, all other benefits of employment generally available to the Company's other employees including medical, dental, life and disability insurance benefits.

Severance Compensation.    Generally, either party may terminate the agreement with at least 30 days' written notice. If (a) Mr. Furey is terminated by the Company without cause, or (b) there is a substantial diminution of his duties, authority, pay or responsibilities without performance or market justification as determined by the Company, or there is a sale (including a sale of all or substantially all of its assets) or change in control of the Company, and Mr. Furey terminates his employment after providing the Company 30 days' written notice giving the Company the opportunity to cure such circumstances in all material respects, then Mr. Furey will receive the following:

  (i)
  any unpaid amounts of accrued salary, vacation time and benefits through the date of termination;

  (ii)
  a pro-rata portion of the incentive compensation through the date of termination; and

  (iii)
  provided a general release is executed, a severance payment of $500,000, payable in equal installments over the following 12 months.

If (a) Mr. Furey resigns, (b) he is terminated due to disability rendering him unable to perform his essential functions for three months during any 12 month period and there is no vacant position to which he can be transferred, (c) he dies, or (d) the Company terminates Mr. Furey for cause, he will receive all accrued salary, vacation time and benefits through the date of termination. In the case of termination due to disability, Mr. Furey will also receive a pro rata portion of his incentive compensation through the date of termination.

Pursuant to the employment agreement, "cause", which will be determined only by an affirmative majority vote of the Board, includes (a) conviction of, or entry of plea of nolo contendere to a crime of dishonesty or a felony leading to incarceration of more than 90 days or a penalty or fine of $100,000 or more, (b) material and substantial failure by the employee to perform his duties after notice (and given a reasonable time to correct any failures, if possible), (c) willful misconduct or gross negligence by the employee in connection with service to the Company which caused or is causing material harm to the Company or (d) employee's material breach of any term of the employment agreement or any other obligation.

Company's Right of Assignment upon a Change of Control. In the event of a merger in which the Company is not the surviving entity, or of a sale of all or substantially all of the Company's assets, the Company has the option to assign the employment agreement to any business entity that succeeds to all or substantially all of the Company's business.

Potential Payments Upon Termination or Change-in-Control

Based on the termination provisions of their applicable employment agreements, as described above, if each named executive officer, except for William Ashmore, was terminated without cause or resigned for good reason as of December 31, 2017, he would have received the following aggregate payments:

Name	Cash Severance ($)(1)	Health Benefits ($)(2)	Total ($)
Joseph R. Tomkinson	600,000	15,000	615,000
Todd R. Taylor	594,000	10,000	604,000
Ronald Morrison	585,000	10,000	595,000

(1)
Mr. Tomkinson's payments are based on the employment agreement that expired at the end of December 2017 and consists of cash severance consists of 12 months of base salary. For a description of severance payments to be made pursuant to the employment agreement entered into in 2018, see "Employment Agreements—Joseph R. Tomkinson, Chief Executive Officer—2018 Employment Agreement" above. With respect to Mr. Taylor, cash severance consists of (i) $360,000, which is 12 months of base salary, and (ii) $234,000 representing incentive compensation earned for 2017. With respect to Mr. Morrison, cash severance consists of (i) $390,000, which is 12 months of base salary since the employment contract expires on December 31, 2017, and (ii) $195,000 representing incentive compensation earned for 2017.
(2)
The employment contracts for the named executive officers provide for continuation of health insurance benefits for a period of 12 or 18 months, as applicable. The Company maintains a self-insured health plan, and therefore there is no direct employer contribution amount. This assumes that premiums for the named executive officers are paid by the employee only. Benefits paid by the Company will be dependent on actual claims incurred due to the self-insured nature of the Company's plan. We have estimated the cost of post-termination health care to be $10,000 per named executive officer per year. This amount could vary depending on actual claims incurred.

In connection with any termination event, the Company will continue to pledge a portion of the collateral needed to finance premiums from a third party lender for life insurance policies in the amount of $5 million and $4 million for trusts of which the family members of Mr. Morrison and Mr. Taylor, respectively, are the beneficiaries. As of December 31, 2017, the Company posted collateral of $583,333 and $466,667 for each trust, respectively.

None of the named executive officers receive payments upon a change-on-control.

CEO Pay Ratio

The pay ratio disclosure rules require disclosure of the ratio of the median of the annual total compensation of all of our employees (excluding the CEO) to the annual total compensation of our chief executive officer. The annual total compensation for 2017 was $80,814 for our median employee and $816,600 for Joseph Tomkinson, our CEO. The resulting ratio comparing the annual total compensation for 2017 earned by Mr. Tomkinson and by our median employee is 10.1 to 1.

We identified the median employee by examining the 2017 W-2 amounts for total compensation for all individuals (excluding Mr. Tomkinson) who were employed by us last year. We included all employees, whether employed on a full-time, part-time, temporary or seasonal basis and we annualized the compensation for full-time and permanent part-time employees that were not employed by us for all of 2017. No full-time equivalent adjustments were made for part-time employees. We calculated the median employee's annual total compensation using our payroll records.

Equity Compensation Plan Information

Our current stock plan is the Company's 2010 Omnibus Incentive Plan (the "2010 Plan"), which was approved by our stockholders and became effective on July 20, 2010. The 2010 Plan is administered by the Compensation Committee of the Company's Board of Directors, with participation and approval of the Board of Directors. Awards under the Plan may include incentive stock options, nonqualified stock options, stock appreciation rights, restricted shares of common stock, restricted stock units, performance share or unit awards, other stock-based awards and cash-based incentive awards.

As a result of the approval of the 2010 Plan by the Company's stockholders, the Company's 2001 Stock Plan was frozen and no further grants or awards are under such plan. Further, all outstanding awards under the 2001 Stock Option, Deferred Stock and Restricted Stock Plan and are deemed to be awards granted and outstanding under the 2010 Plan (the "Assumed Options"). To the extent any of the Assumed Options are forfeited or canceled, shares of common stock underlying those options will not be available for new awards under the 2010 Plan.

The following table summarizes our equity compensation plan information as of December 31, 2017 with respect to outstanding awards and shares remaining available for issuance under our Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options (A)(1)	Weighted-average exercise price of outstanding options (B) ($)	Number of securities remaining available for future issuance (excluding securities in col A) (C)
2010 Omnibus Incentive Plan approved by stockholders	1,582,754	13.61	223,902
Equity compensation plans not approved by stockholders	—	—	—
Total

(1)
As of December 31, 2017, there were also 100,750 deferred stock units outstanding at a weighted average grant value of $10.41 per unit under the 2010 Plan, which amount represents 171,500 shares charged against the number of shares available for the grant of awards under the 2010 Plan. Pursuant to the 2010 Plan, shares of common stock awarded as restricted shares, restricted units, performance awards or other stock-based awards are charged as two shares against the number of shares of common stock available for the grant of awards under the 2010 Plan.

401(k) Plan

We maintain the Impac Companies 401(k) Savings Plan for all full time employees with at least six months of service, which is designed to be tax deferred in accordance with the provisions of Section 401(k) of the Internal Revenue Code. The 401(k) Plan provides that each participant may contribute from 1% to 25% of his or her salary pursuant to certain restrictions or up to $18,000 annually for 2017. We will contribute to the participant's plan account at the end of each plan year 50% of the first 4% of salary contributed by a participant. Under the 401(k) Plan, employees may elect to enroll on the first day of any month, provided that they have been employed for at least six months. Subject to the rules for maintaining the tax status of the 401(k) Plan, an additional company contribution may be made at our discretion, as determined by the Board of Directors. The discretionary contributions made to the plan vest over a three year period. We recorded approximately $904 thousand for matching contributions and no discretionary contributions during 2017.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of such securities with the SEC. Directors, executive officers and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us during the fiscal year ended December 31, 2017, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% stockholders were satisfied by such persons except for the following: Richard Pickup filed two late Form 4 reports for three transactions and the RHP Trust, dated May 31, 2011 filed one late Form 4 report for one transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any immediate family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the beginning of our last fiscal year, in which the amount involved in the transaction exceeded or exceeds $120,000 since the beginning of the last fiscal year.

During 2017, Allison Ashmore (Account Executive) and Meagan Ashmore (VP Client Management), daughters of William Ashmore, the Company's former President and a former director, earned $268,828 and $177,187, respectively, in salary, bonus and auto allowance. In addition, they participated in the employee health care benefit plans available to all employees of the Company.

On April 18, 2017, in connection with the Company's registered direct public offering, Richard H. Pickup, Todd M. Pickup and Talkot Capital LLC and their respective affiliates purchased 1,579,779 shares, 394,945 shares, and 1,974,724 shares of common stock, respectively, at a purchase price of $12.66 per share.

Policies and Procedures

Pursuant to our Code of Business Conduct and Ethics, directors and officers must notify the General Counsel or the Chairman of our Audit Committee of the existence of any actual or potential conflict of interest. The Audit Committee, as described in its charter, reviews reports and disclosures of insider and affiliated party transactions or other conflicts of interest.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of May 25, 2018 by (i) each director, (ii) each Named Executive Officer, (iii) each person known to us to beneficially own more than five percent of our common stock, and (iv) all directors and executive officers as a group.

As of May 25, 2018, there were 20,969,454 shares of common stock outstanding. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to securities held by that person that are currently exercisable or become exercisable, or convertible or become convertible, within 60 days of May 25, 2018 are deemed outstanding even if they have not actually been exercised or converted. Those shares, however, are not deemed outstanding for the purpose of computing the ownership percentage of any other person. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Richard H. Pickup (2)	5,820,000	26.9%
Todd M. Pickup (3)	2,958,913	13.8%
Talkot Capital, LLC (4)	2,777,031	13.2%
Joseph R Tomkinson (5)	430,859	2.0%
Ron Morrison (6)	139,592	*
Todd R. Taylor (7)	127,058	*
James Walsh (8)	36,961	*
Leigh J Abrams (9)	72,377	*
Stephan R Peers (10)	61,610	*
Frank P Filipps (11)	53,477	*
Thomas B. Akin (4)	2,777,031	13.2%
Directors and executive officers as a group (10 persons) (12)	3,648,574	16.6%

*
Indicates less than 1%
(1)
Except as otherwise noted, all named beneficial owners can be contacted at 19500 Jamboree Road, Irvine, California 92612.
(2)
According to a Schedule 13D/A filed with the SEC on October 17, 2017 and Form 4 filed March 20, 2018, (i) 2,660,465 shares are owned directly by RHP Trust, dated May 31, 2011 (the "Trust"), 120,000 shares are owned by Mr. Pickup and held in an individual retirement account, and the Trust has the right to acquire 639,535 shares at any time by converting into such shares the outstanding principal balance of Convertible Promissory Notes Due 2020 issued to the Trust, at the initial conversion price of $21.50 per share, and (ii) 1,400,000 shares are owned directly by Dito Caree LP, and 1,000,000 shares are owned directly by Dito Devcar LP, each of which Gamebusters, Inc. is the sole general partner with Mr. Pickup is its sole officer and director. Mr. Pickup has sole investment and voting power. The stockholder's and the Trust's address is 2532 Dupont Drive, Irvine, California 92612.
(3)
According to a Schedule 13G/A filed on February 14, 2018 and subsequent filings pursuant to Section 16 of the Exchange Act, the share amount consists of (A) (i) 100,000 shares owned directly by Mr. Pickup; (ii) 294,446 shares owned by Pickup Grandchildren's Trust; (iii) 100,000 shares owned directly by Pickup Living Trust; (iv) 1,793,796 shares owned directly by Vintage Trust II, dated July 19, 2007, (the "Trust"); and (v) 465,117 shares that the Trust has the right to acquire at any time by converting into such shares the outstanding principal balance of Convertible Promissory Notes

  Due 2020 issued to the Trust, at the initial conversion price of $21.50 per share, all of which Mr. Pickup exercises sole investment and voting power, and (B) 100,000 shares owned directly by Plus Four Equity Partners, L.P. and 50,000 shares owned directly by Vintage Trust, dated October 28, 1993, which Mr. Pickup shares investment and voting power. The stockholder's address is 2532 Dupont Drive, Irvine, California 92612.

(4)
According to a Schedule 13G/A filed with the SEC on July 31, 2017, consists of 1,598,394 shares held by Talkot Fund, L.P., over which it has sole voting and dispositive power, and 1,178,637 shares held by Thomas B. Akin, over which he has sole voting and dispositive power. Talkot Capital, LLC acts as an investment adviser to certain private pooled investment vehicles. Talkot Capital, by virtue of investment advisory agreements with these pooled investment vehicles, has investment and voting power over securities owned of record by these pooled investment vehicles. Despite their delegation of investment and voting power to Talkot Capital, under Rule 13d-3 of the Securities Exchange Act of 1934, these pooled investment vehicles may be deemed the beneficial owner of the securities they own of record because they have the right to acquire investment and voting power, and have dispositive power, through termination of the investment advisory agreements with Talkot Capital. Talkot Capital may be deemed the beneficial owner of the securities covered by this statement under Rule 13d-3 of the Act. None of the securities are owned of record by Talkot Capital, and Talkot Capital disclaims any beneficial interest in such securities. Thomas B. Akin is the Managing Member of the General Partner, Talkot Capital, LLC. The principal business address is 2400 Bridgeway, Suite 300, Sausalito, CA 94965.
(5)
Represents (i) 7,854 shares of common stock, (ii) 255,400 shares held in trust with Mr. Tomkinson as trustee and (iii) options to purchase an aggregate of 167,605 shares.
(6)
Represents (i) 14,892 shares of common stock, (ii) options to purchase an aggregate of 124,700 shares.
(7)
Represents (i) 358 shares of common stock and (ii) options to purchase an aggregate of 126,700 shares. Mr Taylor stepped down as CFO on May 21, 2018.
(8)
Represents (i) 5,377 shares of common stock and (ii) 31,584 shares underlying deferred stock units.
(9)
Represents (i) 16,710 shares of common stock, (ii) options to purchase an aggregate of 42,167 shares, and (iii) 13,500 shares underlying deferred stock units.
(10)
Represents (i) 13,943 shares of common stock, (i) options to purchase an aggregate of 28,167 shares, and (ii) 19,500 shares underlying deferred stock units.
(11)
Represents (i) 3,810 shares of common stock, (ii) options to purchase an aggregate of 30,167 shares, and (iii) 19,500 shares underlying deferred stock units.
(12)
Includes (i) options to purchase an aggregate of 469,473 shares and (ii) an aggregate of 84,048 shares with underlying deferred stock units.

 STOCKHOLDER PROPOSALS

Proposals to be Included in Proxy Statement

If a stockholder would like us to consider including a proposal in our proxy statement and form of proxy relating to our 2019 annual meeting of stockholders pursuant Rule 14a-8 under the Exchange Act, a written copy of the proposal must be delivered no later than February 7, 2019 (the date that is 120 calendar days before the one year anniversary of the date of the proxy statement released to stockholders for this year's annual meeting of stockholders). If the date of next year's annual meeting is changed by more than 30 days from the anniversary date of this year's meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under Exchange Act, in order to be included in our proxy materials.

Proposals to be Submitted for Annual Meeting

Stockholders who wish to submit a proposal for consideration at our 2019 annual meeting of stockholders, but who do not wish to submit the proposal for inclusion in our proxy statement pursuant to Rule 14a-8 under the Exchange Act, must, in accordance with our bylaws, deliver a copy of their proposal no later than the close of business on the 60th day prior to the first anniversary of this annual meeting (May 18, 2019), nor earlier than the 90th day prior to the first anniversary of this annual meeting (April 18, 2019). The proposal must comply with the notice procedures and information requirements set forth in our bylaws, and the stockholder making the proposal must be a stockholder of record at the time of giving the notice and is entitled to vote at the meeting. Any stockholder proposal that is not submitted pursuant to the procedures set forth in our bylaws will not be eligible for presentation or consideration at the next annual meeting.

In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year's annual meeting, then notice must be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Public announcement means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Mailing Instructions

In each case, proposals should be delivered to 19500 Jamboree Road, Irvine, California 92612, Attention: Ronald M. Morrison, Secretary. To avoid controversy and establish timely receipt by us, it is suggested that stockholders send their proposals by certified mail return receipt requested.

 OTHER BUSINESS

The Board of Directors does not know of any other matter to be acted upon at the Meeting. However, if any other matter shall properly come before the Meeting, the proxy holders named in the proxy accompanying this proxy statement will have authority to vote all proxies in accordance with their discretion.

By order of the Board of Directors

Ronald M. Morrison, Secretary

Dated: June 1, 2018
Irvine, California

 Appendix A

IMPAC MORTGAGE HOLDINGS, INC.

OMNIBUS INCENTIVE PLAN

Effective July 20, 2010

(amended as of July 17, 2018)

 IMPAC MORTGAGE HOLDINGS, INC.
OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE AND ADOPTION OF THE PLAN

1.01    Purpose.     The purpose of the Impac Mortgage Holdings, Inc. Omnibus Incentive Plan (as amended from time to time, the "Plan") is to assist in attracting and retaining highly competent employees, directors and consultants, to act as an incentive in motivating selected employees, directors and consultants of the Company and its Affiliates to achieve long-term corporate objectives and to enable stock-based and cash-based incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code.

1.02    Adoption and Term.     The Plan shall be effective on July 20, 2010 upon and otherwise subject to approval of the stockholders of the Company (the "Effective Date"). The Plan shall remain in effect until the tenth anniversary of the Effective Date, or until terminated by action of the Board, whichever occurs sooner.

1.03    Assumption of Outstanding Awards under Prior Plans.     As of the Effective Date, the Prior Plans of the Company shall be frozen and no new awards shall be made under such Prior Plans. Further, all awards outstanding under the Prior Plans as of the Effective Date shall be assumed by this Plan and thereafter deemed to be Awards granted and outstanding under this Plan; provided, that such assumed awards shall continue to be subject to the same terms and conditions as set forth in the applicable Award Agreement, except that references in such Award Agreements to the "Plan" shall be deemed to refer to this Plan and references to "Deferred Stock" shall be deemed to refer to Restricted Stock Units.

ARTICLE II

DEFINITIONS

For the purpose of this Plan, capitalized terms shall have the following meanings:

2.01    Affiliate means an entity in which, directly or indirectly through one or more intermediaries, the Company has at least a fifty percent (50%) ownership interest or, where permissible under Section 409A of the Code, at least a twenty percent (20%) ownership interest; provided, however, for purposes of any grant of an Incentive Stock Option, "Affiliate" means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, directly or indirectly.

2.02    Award means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares or Restricted Stock Units described in Article VII, Performance Awards described in Article VIII, other stock-based Awards described in Article IX, short-term cash incentive Awards described in Article X or any other award made under the terms of the Plan.

2.03    Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.04    Award Period means, with respect to an Award, the period of time, if any, set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

2.05    Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company, or if no such written designation is filed, by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant's death.

2.06    Board means the Board of Directors of the Company.

2.07    Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events, unless an Award Agreement specifically provides for a different definition of Change in Control:

  (a)    Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company; any trustee or other fiduciary holding securities under an employee benefit plan of the Company; or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person or any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company's then outstanding securities; or

  (b)    during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section 2.07) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

  (c)    the consummation of a Merger of the Company with any other corporation, other than (i) a Merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such Merger, or (ii) a Merger effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities;

  (d)    the consummation of any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company to an unrelated party; or

  (e)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

2.08    Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.09    Committee means the Compensation Committee of the Board.

2.10    Common Stock means the common stock of the Company, par value $0.01 per share.

2.11    Company means Impac Mortgage Holdings, Inc., a Maryland corporation, and its successors.

2.12    Date of Grant means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

2.13    Disability means permanent and total disability as determined under the Company's disability program or policy, or if no disability program or policy exists, then any physical or mental disability that renders a Participant unable perform services for the Company in the capacity for which the Participant served immediately prior to such disability and such disability is reasonably expected to last for at least twelve (12) months.

2.14    Dividend Equivalent Account means a bookkeeping account in accordance with Section 11.17 and related to an Award that is credited with the amount of any cash dividends or stock distributions that would be payable with respect to the shares of Common Stock subject to such Awards had such shares been outstanding shares of Common Stock.

2.15    Exchange Act means the Securities Exchange Act of 1934, as amended.

2.16    Exercise Price with respect to Options, the amount established by the Committee in the Award Agreement in accordance with Section 6.01(b) which is required to purchase each share of Common Stock upon exercise of the Option, or with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement in accordance with Section 6.02(b) which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant.

2.17    Fair Market Value of the Common Stock means: the closing sales price of the Common Stock on the applicable date, or if no sale of stock has been recorded on such day, then on the next preceding day on which a sale was so made. In the event the Common Stock is not admitted to trade on a securities exchange, the Fair Market Value as of any applicable date shall be as determined in good faith by the Committee (but in any event not less than "fair market value" within the meaning of Section 409A of the Code, and any regulations and other guidance thereunder). For purposes of this definition, when determining the Fair Market Value for the grant of an Award, "applicable date" means the date of grant of the Award.

2.18    Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.

2.19    Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.

2.20    Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.

2.21    Non-Vested Share means shares of Common Stock issued to a Participant in respect of the non-vested portion of an Option in the event of the early exercise of such Participant's Options pursuant to such Participant's Award Agreement, as permitted in Section 6.06 below.

2.22    Options means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

2.23    Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.

2.24    Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01.

2.25    Performance Awards means Awards granted in accordance with Article VIII.

2.26    Performance Goals means operating income, operating profit (earnings from continuing operations before interest and taxes), earnings per share, return on investment or working capital, return on stockholders' equity, economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital), Adjusted Net Earnings (as defined below), net earnings (loss) attributable to common stockholders, stock price any one of which may be measured with respect to the Company or any one or more of its Affiliates, divisions, units and either in absolute terms or as compared to another company or companies, and quantifiable, objective measures of individual performance relevant to the particular individual's job responsibilities

"Adjusted Net Earnings" means net earnings (loss) attributable to common stockholders as reported in the Company's periodic reports filed with the Securities and Exchange Commission, provided that such amount shall be adjusted by reversing the following, to the extent such adjustments were made in calculating such net earnings (loss) attributable to common stockholders:

  (a)    any accrual already made with respect to the annual bonus, special bonus, or incentive bonus applicable to such person:

  (b)
  any adjustment relating to change in fair value of net trust assets;

  (c)
  any adjustment relating to change in fair value of long term debt;

  (d)
  any adjustment relating to noncash level yield long term debt;

  (e)
  any charge relating to amortization of deferred charges; and

  (f)
  any adjustment relating to the following items within earnings of discontinued operations: (1) lower of cost or market and (2) repurchase liability provision.

2.27    Plan has the meaning given to such term in Section 1.01.

2.28    Prior Plans means the Company's 1995 Stock Option, Deferred Stock and Restricted Stock Plan, as amended, and the Company's 2001 Stock Option, Deferred Stock and Restricted Stock Plan, as amended.

2.29    Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.30    Restricted Stock Unit means a unit representing the right to receive Common Stock or the value thereof in the future subject to restrictions imposed in connection with Awards granted under Article VII.

2.31    Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

2.32    Stock Appreciation Rights means awards granted in accordance with Article VI.

2.33    Termination of Service means the voluntary or involuntary termination of a Participant's service as an employee, director or consultant with the Company or an Affiliate for any reason, including death, disability, retirement or as the result of the divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company or one of its Affiliates. Whether entering military or other government service shall constitute Termination of Service, or whether and when a Termination of Service shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.

ARTICLE III

ADMINISTRATION

3.01    Committee.

  (a)    Duties and Authority.    The Plan shall be administered by the Committee and the Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to make all factual determinations with respect to and take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee shall not, however, have or exercise any discretion that would disqualify amounts payable under Article X as performance-based compensation for purposes of Section 162(m) of the Code. The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee of the Committee or designated officers or employees of the Company. In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board. To the extent applicable, actions taken by the Committee or any subcommittee thereof, and any delegation by the Committee to designated officers or employees, under this Section 3.01 shall comply with Section 16(b) of the Exchange Act, the performance-based provisions of Section 162(m) of the Code, and the regulations promulgated under each of such statutory provisions, or the respective successors to such statutory provisions or regulations, as in effect from time to time.

  (b)    Indemnification.    Each person who is or shall have been a member of the Board or the Committee, or an officer or employee of the Company to whom authority was delegated in accordance with the Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct.

 ARTICLE IV

SHARES

4.01    Number of Shares Issuable.     The total number of shares of Common Stock authorized to be issued under the Plan shall be 3,980,585 shares which consists of (i) 1,580,585 shares allocated to outstanding Options granted under the Prior Plans and being assumed by this Plan (the "Assumed Option Shares"), and (ii) 2,400,000 shares(1) of Common Stock reserved for future grants under this Plan. Shares of Common Stock underlying Awards issued under Articles VII, VIII and IX of this Plan shall be charged as 2.0 shares against the number of shares of Common Stock available for the grant of Awards hereunder. The foregoing share limits shall be subject to adjustment in accordance with Section 11.07. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Company.

4.02    Shares Subject to Terminated Awards.     The Assumed Option Shares shall only be available for issuance upon exercise of an Option granted under the Prior Plans and assumed by this Plan and none of the Assumed Option Shares shall be available for grants of new Options or other Awards under this Plan, even if the assumed Options are forfeited, canceled or otherwise terminated without issuance of any shares of Common Stock. Except as provided in the preceding sentence, Common Stock covered by any unexercised portions of terminated or forfeited Options (including canceled Options) granted under the Plan or any predecessor employee stock plan of the Company, Restricted Stock or Restricted Stock Units (whether granted under this Plan or any predecessor employee stock plan) that are forfeited or terminated for any reason prior to the date that the restrictions on such Awards would otherwise have lapsed, other stock-based Awards that are forfeited or terminated for any reason as provided under the Plan, and Common Stock subject to any Awards that are otherwise surrendered by the Participant may again be subject to new Awards under the Plan. Further, any Award settled in cash shall not be counted as shares of Common Stock for any purpose under the Plan.

ARTICLE V

PARTICIPATION

5.01    Eligible Participants.     Participants in the Plan shall be such employees, directors and consultants of the Company and its Affiliates as the Committee, in its sole discretion, may designate from time to time. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive Awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Subject to adjustment in accordance with Section 11.07, no Participant shall be granted Awards in any calendar year in respect of more than 450,000 shares of Common Stock (whether through grants of Options or Stock Appreciation Rights or other Awards of Common Stock or rights with respect thereto) or cash-based Awards for more than $5,000,000; provided, the Committee may grant Awards to a Participant in excess of these annual limits if the Committee expressly determines that a particular Award shall not be designed to qualify as "performance-based compensation" as defined under Section 162(m) of the Code and the applicable treasury regulations thereunder.

(1)
On July 20, 2010, the stockholders approved the Plan initially authorizing 450,000 shares. On each of July 24, 2012, July 23, 2013, July 22, 2014, July 21, 2015, July 19, 2016, July 25, 2017 and July 17, 2018 the stockholders approved an increase of the authorized shares by 250,000, 300,000, 300,000, 300,000, 300,000, 500,000 shares, and 300,000 shares, respectively.

 ARTICLE VI

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.01    Option Awards.

  (a)    Grant of Options.    The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

  (b)    Exercise Price of Options.    The Exercise Price of each share of Common Stock upon exercise of any Option granted under the Plan shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant; provided, however, that the Committee shall have discretion, with respect to a Non-Qualified Stock Option, to establish an Exercise Price at less than the Fair Market Value on the Date of Grant to the extent that such Option is designed to comply with the requirements of Section 409A of the Code.

  (c)    Designation of Options.    The Committee shall designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company on the Date of Grant.

  (d)    Special Incentive Stock Option Rules.    To the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such Incentive Stock Options shall constitute Non-Qualified Stock Options. For purposes of this Section 6.01(d), Incentive Stock Options shall be taken into account in the order in which they were granted. If pursuant to the above, an Incentive Stock Option is treated as an Incentive Stock Option in part and a Non-Qualified Stock Option in part, the Participant may designate at the time of exercise which portion shall be deemed to be exercised, and in the absence of such express designation in writing, the portion of the Option treated as an Incentive Stock Option shall be deemed to be exercised first. Notwithstanding any other provision of the Plan to the contrary, the Exercise Price of each Incentive Stock Option shall be equal to or greater than the Fair Market Value of the Common Stock subject to the Incentive Stock Option as of the Date of Grant of the Incentive Stock Option; provided, however, that no Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless at the time the Incentive Stock Option is granted the Exercise Price of the Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Incentive Stock Option and the Incentive Stock Option, by its terms, is not exercisable for more than five years from the Date of Grant.

  (e)    Rights As a Stockholder.    A Participant or a transferee of an Option pursuant to Section 11.04 shall have no rights as a stockholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 11.07.

6.02    Stock Appreciation Rights.

  (a)    Stock Appreciation Right Awards.    The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

  (b)    Exercise Price.    The Exercise Price of each share of Common Stock upon exercise of any Stock Appreciation Right granted under the Plan shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant; provided, however, that the Committee shall have discretion to establish an Exercise Price at less than the Fair Market Value on the Date of Grant to the extent that such Stock Appreciation Right is designed to comply with the requirements of Section 409A of the Code.

  (c)    Payment of Incremental Value.    Any payment which may become due from the Company by reason of a Participant's exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the date of exercise. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

6.03    Terms of Stock Options and Stock Appreciation Rights.

  (a)    Conditions on Exercise.    An Award Agreement with respect to Options or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant.

  (b)    Duration of Options and Stock Appreciation Rights.    Options and Stock Appreciation Rights shall terminate upon the first to occur of the following events:

       (i)  Expiration of the Option or Stock Appreciation Right, as provided in the Award Agreement; or

      (ii)  Termination of the Award in the event of a Participant's disability, retirement, death or other Termination of Service, as provided in the Award Agreement; or

     (iii)  Ten years from the Date of Grant (five years in certain cases, as described in Section 6.01(d)).

  (c)    Acceleration or Extension of Exercise Period.    The Committee, in its sole discretion, shall have the right (but shall not be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of an Option or Stock Appreciation Right (i) prior to the time such Option or Stock

  Appreciation Right would become exercisable under the terms of the Award Agreement, or (ii) after the termination of the Option or Stock Appreciation Right under the terms of the Award Agreement.

  (d)    Exercise of Options or Stock Appreciation Rights Upon Termination of Services.    Unless an Award Agreement provides otherwise, the following rules shall govern the treatment of an Award of Options or Stock Appreciation Rights upon a Participant's Termination of Services:

       (i)  Termination of Vested Options or Stock Appreciation Rights Upon Termination of Services.

       (A)  Termination Other Than Due to Death or Disability.    In the event of a Participant's Termination of Services for any reason other than due to the Participant's death or Disability, the right of the Participant to exercise any vested Options or Stock Appreciation Rights shall, unless the exercise period is extended by the Board in accordance with Section 6.03(c) above, terminate upon the earlier of: (I) thirty (30) days after the date of the Termination of Services; and (II) the date of expiration of the Options or Stock Appreciation Rights determined pursuant to Sections 6.03(b)(i) or (iii) above.

       (B)  Death or Disability.    In the event of a Participant's Termination of Services by reason of death or Disability, the right of the Participant to exercise any vested Options or Stock Appreciation Rights shall, unless the exercise period is extended by the Board in accordance with Section 6.03(c) above, terminate upon the earlier of: (I) six (6) months after the date of the Termination of Services; and (II) the date of expiration of the Options or Stock Appreciation Rights determined pursuant to Sections 6.03(b)(i) or (iii) above.

      (ii)  Termination of Unvested Options Upon Termination of Services.    To the extent the right to exercise Options or Stock Appreciation Rights, or any portion thereof, has not vested as of the date of Termination of Services, the right shall expire on the date of Termination of Services regardless of the reason for the Termination of Services.

6.04    Exercise Procedures.     Each Option and Stock Appreciation Right granted under the Plan shall be exercised under such procedures and by such methods as the Committee may establish or approve from time to time. The Exercise Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made (a) by delivery to the Company of shares of Common Stock held by the Participant, (b) by a "net exercise" method under which the Company reduces the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Exercise Price, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment under an arrangement constituting a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002). In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Exercise Price, the part of the Exercise Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Exercise Price any fractional share of Common Stock. Any part of the Exercise Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Exercise Price upon the exercise of any Option shall be held as treasury shares.

6.05    Change in Control.     With respect to each Award of Options or Stock Appreciation Rights, the Committee shall determine whether and to what extent such Options or Stock Appreciation Rights shall become immediately and fully exercisable in the event of a Change in Control or upon the occurrence of one or more specified conditions following a Change in Control. Notwithstanding the foregoing, unless otherwise determined by the Committee, no Change in Control of the Company shall be deemed to have occurred for purposes of determining a Participant's rights under this Plan if (a) the Participant is a member of a group that first announces a proposal which, if successful, would result in a Change in Control, which proposal (including any modifications thereof) is ultimately successful, or (b) the Participant acquires a two percent (2%) or more equity interest in the entity that ultimately acquires the Company pursuant to the transaction described in clause (a) of this Section 6.05.

6.06    Early Exercise.     An Option may, but need not, include a provision by which the Participant may elect to exercise the Option in whole or in part prior to the date the Option is fully vested. The provision may be included in the Award Agreement at the time of grant of the Option or may be added to the Award Agreement by amendment at a later time. In the event of an early exercise of an Option, any shares of Common Stock received shall be subject to a special repurchase right in favor of the Company with terms established by the Committee. The Committee shall determine the time and/or the event that causes the repurchase right to terminate and fully vest the Common Stock in the Participant.

ARTICLE VII

RESTRICTED SHARES AND RESTRICTED STOCK UNITS

7.01    Award of Restricted Stock and Restricted Stock Units.     The Committee may grant to any Participant an Award of Restricted Shares consisting of a specified number of shares of Common Stock issued to the Participant subject to such terms, conditions and forfeiture and transfer restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. The Committee may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. With respect to performance-based Awards of Restricted Shares or Restricted Stock Units intended to qualify as "performance-based" compensation for purposes of Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals. The terms of any Restricted Share and Restricted Stock Unit Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

7.02    Restricted Shares.

  (a)    Issuance of Restricted Shares.    As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.02(d), one or more share certificates, registered in the name of the

  Participant, for an appropriate number of shares as provided in Section 7.02(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.

  (b)    Stockholder Rights.    Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.02(a), the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that the Award Agreement may provide that any dividend distributed with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.02(a).

  (c)    Restriction on Transferability.    None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits a Participant's right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.

  (d)    Delivery of Shares Upon Vesting.    Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.04, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 11.05, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

  (e)    Forfeiture of Restricted Shares.    Subject to Sections 7.02(f) and 7.04, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or an Affiliate as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

  (f)    Waiver of Forfeiture Period.    Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

7.03    Restricted Stock Units.

  (a)    Settlement of Restricted Stock Units.    Payments shall be made to Participants with respect to their Restricted Stock Units as soon as practicable after the Committee has determined that the terms and conditions applicable to such Award have been satisfied or at a later date if distribution has been deferred. Payments to Participants with respect to Restricted Stock Units shall be made in the form of Common Stock, or cash or a combination of both, as the Committee may determine. The amount of any cash to be paid in lieu of Common Stock shall be determined on the basis of the Fair Market Value of the Common Stock on the date any such payment is processed. As to shares of

  Common Stock which constitute all or any part of such payment, the Committee may impose such restrictions concerning their transferability and/or their forfeiture as may be provided in the applicable Award Agreement or as the Committee may otherwise determine, provided such determination is made on or before the date certificates for such shares are first delivered to the applicable Participant.

  (b)    Shareholder Rights.    Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a shareholder of the Company with respect to the shares of Common Stock covered by such Award of Restricted Stock Units.

  (c)    Waiver of Forfeiture Period.    Notwithstanding anything contained in this Section 7.03 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, Disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of shares issuable upon settlement of the Restricted Stock Units constituting an Award) as the Committee shall deem appropriate.

  (d)    Deferral of Payment.    If approved by the Committee and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable with respect to the Participant's Restricted Stock Units in accordance with such terms as may be established by the Committee, subject to the requirements of Section 409A of the Code.

7.04    Change in Control.     With respect to each Award of Restricted Stock or Restricted Stock Units, the Committee shall determine whether and to what extent such Restricted Stock or Restricted Stock Units shall become immediately and fully exercisable in the event of a Change in Control or upon the occurrence of one or more specified conditions following a Change in Control. Notwithstanding the foregoing, unless otherwise determined by the Committee, no Change in Control of the Company shall be deemed to have occurred for purposes of determining a Participant's rights under this Plan if (a) the Participant is a member of a group that first announces a proposal which, if successful, would result in a Change in Control, which proposal (including any modifications thereof) is ultimately successful, or (b) the Participant acquires a two percent (2%) or more equity interest in the entity that ultimately acquires the Company pursuant to the transaction described in clause (a) of this Section 7.04.

ARTICLE VIII

PERFORMANCE AWARDS

8.01    Performance Awards.

  (a)    Award Periods and Calculations of Potential Incentive Amounts.    The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. The Award Period shall be one or more fiscal or calendar years as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

  (b)    Performance Targets.    Subject to Section 11.18, the performance targets applicable to a Performance Award may include such goals related to the performance of the Company or, where relevant, any one or more of its Affiliates or divisions and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards to "covered employees" (as defined in Section 162(m) of the Code), the targets will be limited to specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period.

  (c)    Earning Performance Awards.    The Committee, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of the applicable performance targets.

  (d)    Payment of Earned Performance Awards.    Subject to the requirements of Section 11.05, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may define, and set forth in the applicable Award Agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

8.02    Termination of Service or Change in Control.     The Award Agreement with respect to any Performance Award shall contain provisions dealing with the disposition of such Award in the event of a Change in Control or in the event of a Termination of Services prior to the exercise, realization or payment of such Award, with such provisions to take account of the specific nature and purpose of the Award.

ARTICLE IX

OTHER STOCK-BASED AWARDS

9.01    Grant of Other Stock-Based Awards.     Other stock-based awards, consisting of stock purchase rights (with or without loans to Participants by the Company containing such terms as the Committee shall determine), Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

9.02    Terms of Other Stock-Based Awards.     In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:

  (a)    Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

  (b)    If specified by the Committee in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and

  (c)    The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Service prior to the exercise, payment or other settlement of such Award, whether such termination occurs because of retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

ARTICLE X

SHORT-TERM CASH INCENTIVE AWARDS

10.01    Eligibility.     Executive officers of the Company who are from time to time determined by the Committee to be "covered employees" for purposes of Section 162(m) of the Code will be eligible to receive short-term cash incentive awards under this Article X.

10.02    Awards.

  (a)    Performance Targets.    The Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered "preestablished" for purposes of Section 162(m) of the Code.

  (b)    Amounts of Awards.    In conjunction with the establishment of performance targets for a fiscal year or such other short-term performance period established by the Committee, the Committee shall adopt an objective formula (on the basis of percentages of Participants' salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

  (c)    Payment of Awards.    Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year or other applicable performance period.

  (d)    Negative Discretion.    Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the award that would be otherwise paid.

  (e)    Guidelines.    The Committee may adopt from time to time written policies for its implementation of this Article X. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

  (f)    Non-Exclusive Arrangement.    The adoption and operation of this Article X shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.

 ARTICLE XI

TERMS APPLICABLE GENERALLY TO AWARDS
GRANTED UNDER THE PLAN

11.01    Plan Provisions Control Award Terms.     Except as provided in Section 11.16, the terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 11.03 and Section 11.07, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

11.02    Award Agreement.     No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

11.03    Modification of Award After Grant.     No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

11.04    Limitation on Transfer.     Except as provided in Section 7.02(c) in the case of Restricted Shares, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan. The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, to the extent permitted under Section 16(b) of the Exchange Act with respect to Participants subject to such Section, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

11.05    Taxes.     The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant's Award, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

  (a)    The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded down to the nearest whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.

  (b)    In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.

11.06    Surrender of Awards.     Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve. With the consent of the Participant, the Committee may substitute a new Award under this Plan in connection with the surrender by the Participant of an equity compensation award previously granted under this Plan or any other plan sponsored by the Company.

11.07    Adjustments to Reflect Capital Changes.

  (a)    Recapitalization.    In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, spin-off, or other distribution of stock or property of the Company, a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants' rights under this Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding Awards, the Exercise Price for such shares, the number and kind of shares available for future issuance under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year, and other determinations applicable to outstanding Awards. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

  (b)    Merger.    In the event that the Company is a party to a Merger, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

  (c)    Options to Purchase Shares or Stock of Acquired Companies.    After any Merger in which the Company or an Affiliate shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

11.08    No Right to Continued Service.     No person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its Affiliates.

11.09    Awards Not Includable for Benefit Purposes.     Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Affiliates, except as may be provided under the terms of such plans or determined by the Committee.

11.10    Governing Law.     All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of California and construed in accordance therewith.

11.11    No Strict Construction.     No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

11.12    Compliance with Rule 16b-3.     It is intended that, unless the Committee determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

11.13    Captions.     The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

11.14    Severability.     Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

11.15    Amendment and Termination.

  (a)    Amendment.    The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of the Company, make any amendment which requires stockholder approval under the Code or under any other applicable law or rule of any stock exchange or listing service which lists Common Stock or Company Voting Securities. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.

  (b)    Termination.    The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect on any Award outstanding at the time of the termination of the Plan and any such outstanding Award will continue in accordance with its terms and conditions.

11.16    Foreign Qualified Awards.     Awards under the Plan may be granted to such employees, directors and consultants of the Company and its Affiliates who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws.

11.17    Dividend Equivalents.     For any Award granted under the Plan, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm such establishment. If a Dividend Equivalent Account is established, the following terms shall apply:

  (a)    Terms and Conditions.    Dividend Equivalent Accounts shall be subject to such terms and conditions as the Committee shall determine and as shall be set forth in the applicable Award Agreement. Such terms and conditions may include, without limitation, for the Participant's Account to be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the number of shares of Common Stock then covered by the related Award if such shares of Common Stock had been owned of record by the Participant on such record date.

  (b)    Unfunded Obligation.    Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company's general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

11.18    Adjustment of Performance Goals and Targets.     Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to adjust any Performance Goal, performance target or other performance-based criteria established with respect to any Award under the Plan if circumstances occur (including, but not limited to, unusual or nonrecurring events, changes in tax laws or accounting principles or practices or changed business or economic conditions) that cause any such Performance Goal, performance target or performance-based criteria to be inappropriate in the judgment of the Committee; provided, that with respect to any Award that is intended to qualify for the "performance-based compensation" exception under Section 162(m) of the Code and the regulations thereunder, any adjustment by the Committee shall be consistent with the requirements of Section 162(m) and the regulations thereunder.

11.19    Legality of Issuance.     Notwithstanding any provision of this Plan or any applicable Award Agreement to the contrary, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options or Stock Appreciation Rights and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to any Award unless and until the Committee determines that such issuance complies with (a) any applicable registration requirements under the Securities Act of 1933 or the Committee has determined that an exemption therefrom is available, (b) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (c) any applicable Company policy or administrative rules, and (d) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

11.20    Restrictions on Transfer.     Regardless of whether the offering and sale of Common Stock under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Common Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law.

11.21    Further Assurances.     As a condition to receipt of any Award under the Plan, a Participant shall agree, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company, to implement the provisions and purposes of the Plan.

IMPAC MORTGAGE HOLDINGS, INC.
Annual Meeting of Stockholders
July 17, 2018 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Impac Mortgage Holdings, Inc., a Maryland corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 1, 2018, and hereby appoints George A. Mangiaracina and Ronald M. Morrison, or either of them acting singly in the absence of the other, with full power of substitution, as attorneys-in-fact and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Impac Mortgage Holdings, Inc. to be held on July 17, 2018, at 9:00 a.m. Pacific Daylight Time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY

(Continued, and to be marked, dated and signed, on the other side)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to be held July 17, 2018. The Proxy Statement and our
2017 Annual Report to Stockholders are available at:
http://www.viewproxy.com/impaccompanies/2018

The Board of Directors recommends you vote FOR the following:					The Board of Directors recommends you vote FOR proposals 2 and 3.

1. Election of Directors		FOR	WITHHOLD	FOR ALL	2. Approval of amendment to 2010 Omnibus Incentive Plan to increase the shares subject to the plan by 300,000 shares.
Nominees:		ALL	ALL	EXCEPT
01 Thomas B. Akin	05 Richard H. Pickup	☐	☐	☐	☐ FOR ☐ AGAINST ☐ ABSTAIN
02 Frank P. Filipps					3. Ratification of the appointment of Squar Milner LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.
03 Stewart B. Koenigsberg
04 George A. Mangiaracina
☐ FOR ☐ AGAINST ☐ ABSTAIN
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.					NOTE: Such other business as may properly come before the meeting or any adjournments or postponements thereof.

I plan on attending the meeting ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Date: , 2018

Signature

Signature (if held jointly)
For address change/comments, mark here. ☐ (see reverse for instructions)

CONTROL NUMBER

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET Vote Your Proxy on the Internet: Go to www.aalvote.com/IMH Have your proxy card available when you access the abovewebsite. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

QuickLinks

IMPAC MORTGAGE HOLDINGS, INC. 19500 Jamboree Road Irvine, California 92612 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on July 17, 2018 9:00 A.M. (Pacific Daylight Time)
IMPAC MORTGAGE HOLDINGS, INC. 19500 Jamboree Road, Irvine, CA. 92612 (949) 475-3722
FOR ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JULY 17, 2018 AT 9:00 A.M. (PACIFIC DAYLIGHT TIME)
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF AMENDMENT TO 2010 OMNIBUS INCENTIVE PLAN TO INCREASE THE SHARES SUBJECT TO THE PLAN BY 300,000 SHARES
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
Director Compensation For 2017
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING OPTION AWARDS AT DECEMBER 31, 2017
OPTION EXERCISES AND STOCK VESTED
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCKHOLDER PROPOSALS
OTHER BUSINESS
  Appendix A
IMPAC MORTGAGE HOLDINGS, INC. OMNIBUS INCENTIVE PLAN
ARTICLE I PURPOSE AND ADOPTION OF THE PLAN
  1.01 Purpose.
  1.02 Adoption and Term.
  1.03 Assumption of Outstanding Awards under Prior Plans.
ARTICLE II DEFINITIONS
ARTICLE III ADMINISTRATION
  3.01 Committee.
ARTICLE IV SHARES
  4.01 Number of Shares Issuable.
  4.02 Shares Subject to Terminated Awards.
ARTICLE V PARTICIPATION
  5.01 Eligible Participants.
ARTICLE VI STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
  6.01 Option Awards.
  6.02 Stock Appreciation Rights.
  6.03 Terms of Stock Options and Stock Appreciation Rights.
  6.04 Exercise Procedures.
  6.05 Change in Control.
  6.06 Early Exercise.
ARTICLE VII RESTRICTED SHARES AND RESTRICTED STOCK UNITS
  7.01 Award of Restricted Stock and Restricted Stock Units.
  7.02 Restricted Shares.
  7.03 Restricted Stock Units.
  7.04 Change in Control.
ARTICLE VIII PERFORMANCE AWARDS
  8.01 Performance Awards.
  8.02 Termination of Service or Change in Control.
ARTICLE IX OTHER STOCK-BASED AWARDS
  9.01 Grant of Other Stock-Based Awards.
  9.02 Terms of Other Stock-Based Awards.
ARTICLE X SHORT-TERM CASH INCENTIVE AWARDS
  10.01 Eligibility.
  10.02 Awards.
ARTICLE XI TERMS APPLICABLE GENERALLY TO AWARDS GRANTED UNDER THE PLAN
  11.01 Plan Provisions Control Award Terms.
  11.02 Award Agreement.
  11.03 Modification of Award After Grant.
  11.04 Limitation on Transfer.
  11.05 Taxes.
  11.06 Surrender of Awards.
  11.07 Adjustments to Reflect Capital Changes.
  11.08 No Right to Continued Service.
  11.09 Awards Not Includable for Benefit Purposes.
  11.10 Governing Law.
  11.11 No Strict Construction.
  11.12 Compliance with Rule 16b-3.
  11.13 Captions.
  11.14 Severability.
  11.15 Amendment and Termination.
  11.16 Foreign Qualified Awards.
  11.17 Dividend Equivalents.
  11.18 Adjustment of Performance Goals and Targets.
  11.19 Legality of Issuance.
  11.20 Restrictions on Transfer.
  11.21 Further Assurances.